Exhibit 10.14

MASTER AGREEMENT REGARDING THE APPLICATION

OF THE FINANCING CAP AND THE CONFIRMATION COMMISSION

Between the undersigned:

1)            CREDIT AGRICOLE LEASING & FACTORING

Mailing address: 12 place des Etats-Unis-CS 20001-92548-Montrouge-Cedex-France.

Head office: 12 place des Etats-Unis-92120-Montrouge-France.

Limited company with the capital of 195,257,220 euros-RCS Nanterre 692 029 457.

Company certified by Autorité de Contrôle Prudentiel et de Résolution.

Insurance brokerage company - Orias no.: 07 030 220 (www.orias.fr)

Represented by Mr. Didier ESTEBE, Commercial Director, duly authorised for the purposes of this agreement,

further, Crédit Agricole Leasing & Factoring,

As the first party,

And:

2)            ALBEA BEAUTY SOLUTIONS EUROPE SAS, RCS NANTERRE B 400 273 116, SAS with the capital of 14,110,000 euros, with the head office in GENNEVILLIERS (92230), ZAC des Barbanniers, 1 Avenue du Général de Gaulle,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

3)            ALBEA TUBES France SAS, RCS CHALONS EN CHAMPAGNE B 377 679 840, SAS with the capital of 39,025,506 euros, with the head office in SAINTE-MENEHOULD (51800), rue de la Sucrerie Zone,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

4)            ALBEA COSMETICS France SAS, RCS LORIENT B 310 949 623, SASU with the capital of 16,458,192 euros, with the head office in PLOUHINEC (56680) Zone Industrielle,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

5)            ALBEA POLAND SP Z.O.O, Registered in the Company Register of LODZ, Poland under the number 0000086324 (PL 725 164 93 68), SP Z.O.O. with the capital of 2,123,500 PLN, with the head office in LODZ (90349), UL KS TYMIENIECKIEGO, 22/24,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

6)            ALBEA TUBES ITALY SPA, registered in the Company Register of MILAN, ITALY under the number MI-340296, SPA with the capital of 3,690,265.59 euros, with the head office in MILAN (20 124), VIA VITTOR PISANI 20,

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Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

7)            ALBEA COSMETICS ITALY SPA, registered in the Company Register of MILAN, Italy under the number MI-1754955, SPA with the capital of 7,938,000 euros, with the head office in MILAN (20 124), VIA VITTOR PISANI 16,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

8)            ALBEA DEUTSCHLAND GMBH, registered in the Company Register of BAMBERG, Germany under the number HRB 4574 (DE174429375), GMBH with the capital of 13,236,860 euros, with the head office in SCHESSLITZ (96110), Bamberger Strasse 25,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

9)            SOCIETE FRANÇAISE DE GALVANOPLASTIE (SFG), RCS AMIENS B 333 760 171, SAS with the capital of 1,452,239 euros, with the head office in BERNAVILLE (80 370), Route de Prouville,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

10)          ALBEA UK LTD, registered in the Company Register of London, United Kingdom under the number 00061652, company with the capital of 27,500,000 GBP, with the head office in ESSEX (C04 9AE), De Novo House, Newcomen Way, Colchester,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

11)          ALBEA WARSAW SP Z.O.O, registered in the Company Register of Warsaw, Poland under the number 167599, company with the capital of 14,010,750 PLN, with the head office in Gora Kalwaria (05-532), Lubinska 1B, Lubna,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

12)          ALBEA SIMANDRE, RCS CHALON SUR SAONE B 342 438 785, SASU with the capital of 36,132,265 euros, with the head office in Simandre (71 290) Zone Industrielle,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

13)          ALBEA LE TREPORT, RCS DIEPPE B 326 050 044, SAS with the capital of 9,621,000 euros, with the head office in TREPORT (76 470), 15B Route Nationale,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

14)          ALBEA LACROST, RCS MACON B 410 268 767, SAS with the capital of 1,835,820 euros, with the head office in LACROST (71 700), chemin des Croux,

Represented by Olivier BOUILLAUD, in the capacity of Group’s Treasurer, duly authorised for the purposes of this agreement,

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15)          LBEA HPC SP ZOO, registered in the Company Register of LODZ, POLAND under the number 226609, company with the capital of 50,000 PLN with the head office in LODZ (92-517), Ul. Manewrowa 6/10,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

16)          ALBEA ALKMAAR BV, registered in the Company Register of Alkmaar, the Netherlands, under the number 34063322, company with the capital of 1 945 375 euros, with the head office in Alkmaar (1812RE), IVOORSRAAT 9,

Represented by Olivier BOUILLAUD, in the capacity of Group Treasurer, duly authorised for the purposes of this agreement,

further, individually “ALBEA Company” or “Client” and, jointly, “ALBEA Companies”

or “Clients”

As the other party,

A.    ALBEA Companies are companied belonging to the ALBEA Group, and are directly or indirectly controlled by TWIST BEAUTY SAR.L. & PARTNERS S.C.A. Company;

B.    As a result of these negotiations, one factoring agreement — within the scope of E-PASS and one factoring agreement — outside the scope of E-PASS (further, “Factoring Agreements”) were signed, with the term “Factoring Agreements” referring to any one of them;

C.    Each Factoring Agreement indicates that the ALBEA Companies benefit from financing of their debts, subject to the application of a cap, according to the procedures described in a separate agreement and also provides for the principle of confirmation commission, subject to the procedures described in a separate agreement.

The provisions of the present agreement are meant to specify these implementation procedures.

1.1  Financing cap

The financing cap authorised for the ALBEA Companies is set at 100,000,000 euros (one hundred million euros).

1.2   Confirmation Commission

In exchange for all Factoring Agreements concluded with the ALBEA Companies and in application of the minimal duration of three years stipulated in the Factoring Agreement — outside the scope of E-PASS and the Factoring Agreement — within the scope of E-PASS, CREDIT AGRICOLE LEASING & FACTORING will collect each year, for the first time on the date of transfer of the first receivables submission, and on the subsequent two anniversary dates of that submission date, a Group Confirmation Commission equal to 0.10% of the above-mentioned financing cap.

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The parties agree that the confirmation commission will be collected according to the following procedures:

•             For an amount of 4,000 euros ex-VAT - from the current account of the following Clients: Albéa Simandre SASU, Albéa Deutschland GmbH, Albéa Poland sp zoo, Albéa Warsaw sp zoo, Albéa UK Ltd, Albéa Tubes Italy SpA, Albéa Alkmaar BV, Albéa HPC sp zoo, Albéa Lacrost SAS and Société Française de Galvanoplastie SAS.

•             For an amount of 10,000 euros ex-VAT- from the current account of the following Clients Albéa Beauty Solutions Europe SAS, Albéa Cosmetics France SAS and Albéa Cosmetics Italy SpA.

•             For an amount of 15,000 euros ex-VAT - from the current account of the following Clients Albéa le Tréport SAS, Albéa Tubes France SAS. The Clients may, if they wish, to pay the Conformation Commission directly to CREDIT AGRICOLE LEASING & FACTORING.

1.3  Early Cancellation

In case of early cancellation of this agreement before the minimal duration of three years described in point 1.2 herein, the commission shall be due for any year begun, except for cancellation by the Client due to material failure by Crédit Agricole Leasing & Factoring to fulfil its obligations. In such case, Crédit Agricole Leasing & Factoring shall credit the current account of the ALBEA Companied for the pro-rated part of the confirmation commission, calculated pro rata temporis (for the period, for which the ALBEA Companies do not benefit from the financing). This amount will be distributed among the ALBEA Companied in the same proportions as those resulting from the distribution described in point 1.2.

Prepared in Paris, on 23 June, 2014.

In sixteen copies, with each party receiving one.

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ALBEA BEAUTY SOLUTIONS EUROPE SAS, RCS NANTERRE B 400 273 116, SAS with the capital of 14,110,000 euros, with the head office in GENNEVILLIERS (92230), ZAC des Barbanniers, 1 Avenue du Général de Gaulle,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA TUBES France SAS, RCS CHALONS EN CHAMPAGNE B 377 679 840, SAS au capital 39,025,506 euros, with the head office in SAINTE- MENEHOULD (51800), rue de la Sucrerie Zone,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

SOCIETE FRANÇAISE DE GALVANOPLASTIE (SFG), RCS AMIENS B 333 760171, SAS with the capital of 1,452,239 euros, with the head office in BERNAVILLE (80 370), Route de Prouville,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA SIMANDRE, RCS CHALON SUR SAONE B 342 438 785, SASU with the capital of 36,132,265 euros, with the head office in Simandre (71 290) Zone Industrielle

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA LE TREPORT, RCS DIEPPE B 326,050,044, SAS with the capital of 9 621 000 euros, with the head office in TREPORT (76 470), 15B Route Nationale,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA LACROST, RCS MACON B 410 268 767, SAS with the capital of 1,835,820 euros, with the head office in LACROST (71 700), chemin des Croux,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA POLAND SP Z.O.O., Registered in the Company Register of LODZ, Poland under the number 0000086324 (PL 725 164 93, 68), SP Z.O.O. with the capital of 2,123,500 PLN, with the head office in LODZ (90349), UL KS TYMIENIECKIEGO, 22/24

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA WARSAW SP Z.O.O., registered in the Company Register of Warsaw, Poland under the number 167599, company with the capital of 14,010,750 PLN, with the head office in Gora Kalwaria (05-532), Lubinska 1B, Lubna,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

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ALBEA HPC SP ZOO, registered in the Company Register of LODZ, POLAND under the number 226609, company with the capital of 50,000 PLN with the head office in LODZ (92-517), Ul, Manewrowa 6/10,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA TUBES ITALY SPA, registered in the Company Register of MILANO en ITALY under the number MI-340296, SPA with the capital of 3,690,265,59 euros, with the head office in MILAN (20 124), VIA VITTOR PISANI 20,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA COSMETICS ITALY SPA, registered in the Company Register of MILAN, Italy under the number MI-1754955, SPA with the capital of 7,938,000 euros, with the head office in MILAN (20 124), VIA VITTOR PISANI 16,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA DEUTSCHLAND GMBH, registered in the Company Register of BAMBERG, Germany under the number HRB 4574 (DE174429375), GMBH with the capital of 13,236,860 euros, with the head office in SCHESSLITZ (96110), Bamberger Strasse 25,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA UK LTD, registered in the Company Register of London, United Kingdom under the number 00061652, company with the capital of 27,500,000 GBP, with the head office in ESSEX (C04 9AE), De Novo House, Newcomen Way, Colchester,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

ALBEA ALKMAAR BV, registered in the Company Register of Alkmaar, the Netherlands under the number 34063322, company with the capital of 1,945,375 euros, with the head office in Alkmaar (1812RE), IVOORSRAAT 9,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

CREDIT AGRICOLE LEASING & FACTORING Head office at 12 place des Etats-Unis-92120-Montrouge-France. Limited Company with the capital of 195,257,220 euros-RCS Nanterre 692 029 457.

Date: June 23, 2014

Signed by: Didier Estebe

Capacity: Commercial Director

ALBEA COSMETICS France SAS, RCS LORIENT B 310 949 623, SASU with the capital of 16458,192 euros, with the head office in PLOUHINEC (56680) Zone Industrielle,

Date: June 23, 2014 Signed by: Olivier Bouillaud

Capacity: Group Treasurer

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FACTORING AGREEMENT N° 74672

Between the undersigned:

Crédit Agricole Leasing & Factoring

Postal address: 12 place des Etats-Unis-CS 20001-92548-Montrouge-Cedex-France.

Headquarters: 12 place des Etats-Unis-92120-Montrouge-France.

Société Anonyme with share capital of 195,257,220 Euros RCS Nanterre 692 029 457.

Certified by the Prudential Verification and Resolution Authority.

Insurance brokerage company, Orias N°: 07 030 220 (www.orias.fr)

Represented by Mr. Didier ESTEBE, as Commercial Director, duly authorised for the purposes hereof,

Hereinafter “Crédit Agricole Leasing & Factoring”;

On one hand

And

ALBEA COSMETICS FRANCE

Simplified unlimited company with a capital of 9,621,000 Euros

RCS                       : 310,949,623

Headquarters: ZA du Bisconte, 56680 Plouhinec

Represented by Olivier BOUILLAUD, as Group Treasurer, duly authorised for the purposes hereof,

Here in after referred to as “the Client

” on the other hand

This factoring contract consists of the present conditions, of which the Client acknowledges having good knowledge

“Cash deposits and securities held by Crédit Agricole Leasing & Factoring are covered by guarantee mechanisms in accordance with the law of June 25, 1999 concerning savings and financial security. An information sheet is available on request from Crédit Agricole Leasing & Factoring. For further information, the Client may contact the Fonds de Garantie des Dépôts, 4, rue Halévy - 75009 PARIS.”

Crédit Agricole Leasing & Factoring

Adresse postale : 12 place des États-Unis, CS 20001, 92548 MONTROUGE CECEX - France.

Headquarters : 12 place des États-Unis, 92120 Montrouge. tel. +33 (0)1 43 23 70 00 - factoring.lcl.fr

Company approved by the Prudential Control and Resolution Authority - Corporation with a capital of 195,257,220 EUR 692 029 457 RCS Nanterre
Siret 692 029 457 0112 6 - EU VAT FR 02692029457 - APE 6492Z

Article 1	PURPOSE AND SCOPE OF THE AGREEMENT	page 3

Article 2	TRANSFERS OF RECEIVABLES	page 3

Article 3	CREDIT NOTES	page 6

Article 4	MANAGEMENT OF RECEIVABLES	page 7

Article 5	CREDIT INSURANCE	page 11

Article 6	FINANCING	page 13

Article 7	CURRENT ACCOUNT	page 15

Article 8	ESCROW ACCOUNT	page 20

Article 9	DEDICATED RECEIPTS ACCOUNT	page 21

Article 10	REMUNERATION	page 22

Article 11	IT SERVICES	page 24

Article 12	OBLIGATIONS CONCERNING INFORMATION	page 25

Article 13	CONFIDENTIALITY	page 26

Article 14	DURATION OF CONTRACT - TERMINATION	page 27

Article 15	MISCELLANEOUS TERMS AND CONDITIONS	page 28

Article 16	JURISDICTION - APPLICABLE LAW	page 29

Article 17	SUSPENSIVE CLAUSES	page 30

Article 18	SIGNATORIES	page 30

APPENDIX 1                   IT specifications

APPENDIX 2                                 Subrogation release form

APPENDIX 3           Permanent subrogation release form template

APPENDIX 4      Recovery procedure

APPENDIX 5      Delegation of powers

APPENDIX 5bis Letter from LCL concerning bank charges

APPENDIX 6      Definitions

APPENDIX 7      Price guide

APPENDIX 8           Certified copy of Credit Insurance Agreement and the original co-insurance addendum

APPENDIX 9           List, dated less than 60 days previously, of Approvals issued by the Credit Insurance Company

APPENDIX 10 Convention governing discounts by promissory note

APPENDIX 11 Framework convention concerning minimum commission for factoring,

APPENDIX 12 Convention on financing ceilings and commission on confirmation

APPENDIX 13 List of countries excluded from the scope of this Agreement

ARTICLE 1 - PURPOSE AND SCOPE OF THE AGREEMENT

1-1      Purpose

As part of this Agreement, Crédit Agricole Leasing & Factoring shall principally ensure provision of the following services to the Client:

•The financing of Receivables under the terms of this Agreement; without this list being exhaustive, under the provisions of Articles 5-2, 5-3 and6.

Crédit Agricole Leasing & Factoring will also provide the Client with the IT services referred to in Article 11 of this Agreement and carry out other work as described in the attached Pricing Guide in Appendix 7.

1-2      Scope

Falling within the Scope of this contract are:

•        receivables arising from France and Export commercial transactions entered into by the Client with Buyers, relating to the manufacture and sale of packaging, based on firm sales having been delivered or services having been actually rendered in accordance with orders placed.

• on the date of the first assignment of Receivables: all transferable Unpaid Receivables whose issue date is later than April 1, 2014 held on Buyers, and including Receivables subject to an outstanding repurchase agreement with the Factoring General Company (Compagnie Générale d’Affacturage SA (“CGA”))

1-3      Exclusivity - Terms of assignment

The Client shall not, unless expressly authorised to do so by Crédit Agricole Leasing & Factoring, conclude any another factoring contract for the duration of this Agreement, nor to mobilise via any other process those of its Receivables which answer the stipulations defined in Article 1-2 of the present Agreement.

ARTICLE 2 - TRANSFER OF RECEIVABLES

2-1      Inclusiveness of Transfer of Receivables

a) The principle of inclusiveness

Excluding exceptions referred to in Article 2-1 b), the Client agrees to transfer to Crédit Agricole Leasing & Factoring, by subrogation, ownership of all freely transferable commercial or professional Receivables which fall within the scope of Article 1-2.

Once a Receivable has been transferred to Crédit Agricole Leasing & Factoring, the Client agrees to assign that Receivable on each Balance transfer and this, as long as the said Receivable has not been satisfied by the Buyer or cancelled by an asset, except in cases provided for in Articles 7-2.b) last paragraph, and 5-5.a).

b) Exceptions to the principle of inclusiveness concerning transfer of Receivables

i.     Non-transferable Receivables

The Client undertakes not to transfer the following Receivables to Crédit Agricole Leasing & Factoring:

•              Receivables issued on companies directly or indirectly controlled by the ALBEA Group,

•              Receivables including services or supplies due to a subcontractor covered by the provisions of Law No. 75-13 34 of December 31, 1975, unless the amounts due to the subcontractor for these services or supplies are covered by a bank guarantee

•              Receivables corresponding to building work, to conditional sales, to provisional availability or consignment

•              Invoices payable in advance, pro forma or partial invoices, and sums held back as guarantee in the context of works contracts,

•              Receivables issued on the Client’s Buyers, who are also suppliers on the date of assignment, and those issued on individuals. It is understood that if a Buyer has become a supplier to the Client, this exclusion shall only apply to Receivables issued after the beginning of the Client-supplier relationship,

•              Receivables issued on a Buyer who is the subject of a Potential Claim, or any Claim filed by a third party or collections agency under the Credit Insurance Agreement, or subject to a Judicially Declared Insolvency, while these Receivables are the subject of an invoice issued later than the Potential Claim, or the Claim filed by a third party or collections agency, or at the beginning of the Judicially Declared Insolvency procedure,

•              Receivables issued on a Buyer considered by Crédit Agricole Leasing & Factoring not to meet the normally expected criteria of good repute, or whose country of residence may experience particular political or economic circumstances inimical to established financial security norms, when Crédit Agricole Leasing & Factoring has informed the Client by registered letter with acknowledgement of receipt, and when these Receivables are subject to an invoice issued later than the communication of this information.

•              Receivables issued on Buyers located in certain countries, a list of which is appended hereto (Appendix 13). In this regard, Crédit Agricole Leasing & Factoring shall inform the Client by any Written Means of any change, and that change will be applicable only to Receivables which are the subject of an invoice issued later than the notification by Crédit Agricole Leasing & Factoring of this information.

•              Receivables that are not denominated in Euros

ii. Buyer’s Withdrawal Provision

The Client will be entitled not to transfer new Receivables on a Buyer in the event that any authorization delivered to a Buyer by the Credit Insurance Company, as referred to in Article 5 of this Agreement is reduced to zero, and that such is the case at the date of notification of the modification of the Agreement.

It is understood that Crédit Agricole Leasing & Factoring shall retain ownership of Receivables previously acquired on this Buyer.

In the case where Crédit Agricole Leasing & Factoring receives payments for Receivables issued on Buyers and which may no longer be sold under application of the aforementioned withdrawal right, Crédit Agricole Leasing & Factoring shall be deemed to have received them on behalf of the Client. Receipt of these payments will be, subject to the usual reserves, credited to the Current Account without delay.

2-2      Frequency and means of transfer of Receivables

a)            This Agreement will function as a Balance transfer.

Balance transfers will take place at least once per month and a maximum of thirty-six times per year, and will be made via an electronic file to be transmitted in accordance with the IT specifications laid out in Appendix 1.

b)           The Client shall sign a permanent subrogation release form conforming to the template provided by Crédit Agricole Leasing & Factoring and attached in Appendix 3, and furthermore agrees to transmit to Crédit Agricole

Leasing & Factoring the subrogation release form, attached in Appendix 2, upon each Balance transfer, along with the following information:

•             new outstanding sums transferred on the Balance transfer date

•             payments received and deposited on the Dedicated Receipts Account

•             credit notes issued between two Balance transfers

•             any adjustments (both debit and credit) carried out between two Balance transfers

•             The amount of any Receivable or Receivables subject to a Litigation 1 and a Litigation 2 as defined in Article 4-3 a) of this Agreement

c)            On the date of the Balance transfer, Crédit Agricole Leasing & Factoring undertakes to provide the Client with the following elements:

1._The Residual Balance already transferred, calculated as follows:

(i)           the Balance on the date of the previous transfer

(ii)          Minus the following amounts:

•             The value of credit notes issued, and sundry debits having occurred between the two Balance transfers, as they appear on the subrogation release form, and

•             Amounts deposited on the Dedicated Receipts Account, recorded as having occurred between two Balance transfers by Crédit Agricole Leasing & Factoring,

(iii)         Plus sundry credits having occurred between Balance transfers, as they appear on the subrogation release, and

1.    The Theoretical Balance newly transferred, calculated as follows:                                :

(i)           (i) Residual Balance previously transferred

(ii)          Plus the amount of unpaid invoices issued between two Balance transfers , as recorded by Crédit Agricole Leasing & Factoring

Any difference between the newly transferred Balance and the Theoretical Balance will be analysed by Crédit Agricole Leasing & Factoring and the Client jointly.

Given that the sources of any differences may grant profits to the Client, or indeed incur costs or risks in respect of Receivables subject to credit finance in accordance with the provisions of Articles 6 and 7-4 of this Agreement, Crédit Agricole Leasing & Factoring undertakes to promptly carry out all Current Account adjustments necessary to neutralise any financial impact on the Client.

2-3      Subrogation

In return for payments made by Crédit Agricole Leasing & Factoring concerning the registration of Receivables to the credit of the Current Account, the Client shall subrogate Crédit Agricole Leasing & Factoring in all rights, actions, liens or mortgages attached to the Receivables transferred, pursuant to Article 1250 of the Code Civil.

Crédit Agricole Leasing & Factoring shall remain the sole owner of any Receivable transferred, even if the said Receivable is debited on the Current Account in accordance with the provisions of Article 7-2 b), final paragraph and, in this case, until the Receivable concerned has actually been paid to Crédit Agricole Leasing & Factoring.

2-4      Validity

The Client shall be responsible for guaranteeing the lawfulness of each transfer of Receivables, notably that such

Receivables indeed exist, their validity, transferability and the enforceability of their transfer, equally in regard to Buyers and other third parties, such that the subrogation is not in any way deprived of effect, in fact or in law.

2-5      Supporting documents

a)_Invoice copies and credit notes

Crédit Agricole Leasing & Factoring may at any time require the Client, by any Written Means, to provide duplicates of invoices and credit notes.

The Client will supply documents requested to Crédit Agricole Leasing & Factoring within five business days after receiving the request.

b)_Other supporting documents

i.             At each balance transfer, and for invoices above € 200,000 including consumption taxes, the Client must provide proof of the order and proof of delivery or proof of performance of services provided, as specified below.

ii.          Moreover, the Client shall provide Crédit Agricole Leasing & Factoring with the following supporting documents

•Proof of Order: an order form issued by the Buyer, or an order confirmation validated by the Buyer in the form of an EDI file, and

•Proof of delivery: either a reception form initialled by the carrier or a delivery note initialled by the Buyer.

The Client will supply all requested documents to Crédit Agricole Leasing & Factoring:

•              within 8 working days after receipt of request made by Crédit Agricole Leasing & Factoring, and in any event no later than the following Balance transfer, for the following documents: purchase order issued by the Buyer or confirmation of order validated by the buyer, reception form initialled by the carrier

•              within 30 working days after receipt of request made by Crédit Agricole Leasing & Factoring, and in any event no later than the following Balance transfer for the following documents: delivery note initialled by the Buyer

Concerning Export Receivables, proof of delivery tied to transferred invoices must imperatively respect the rules of Incoterms agreed between the Client and its Buyers.

2-6      Sending invoices and credit notes included in the Balance to Buyers

The Client shall send invoices and credit notes directly to the Buyers without delay.

Moreover, all invoices issued after the date of signature of the Agreement must include the following bank account number: 30002 04865 0000070342P 58 in order for Buyers to be able to settle on the Dedicated Receipts Account referred to in Article 9.

ARTICLE 3 - CREDIT NOTES

3-1      Issuing - Redemption

Pursuant to Article 2-2-a) the Client shall integrate all credit notes issued into the assigned balance.

Credit notes that the Client undertakes to issue, with time limits in accordance with the Client’s usual practice, must be justified in writing.

At the Client’s request, Crédit Agricole Leasing 8Factoring shall credit the Current Account with the value of credit notes that the Client has refunded to Buyers.

3-2      Compliant credit notes

The Client agrees not to modify the scope of the rights attached to a transferred Receivable without the consent of Crédit Agricole Leasing & Factoring. This consent may be assumed, in the normal course of business, for any case of issue of credit notes consistent with the Client’s current business practices and in the context of its normal business activity.

3-3      Non-compliant credit notes

Credit notes not fitting into the normal business practices of the Client and in the ordinary course of business, or issued fraudulently in regard to Crédit Agricole Leasing & Factoring, will be deemed unenforceable. Without prejudice to any future action against the Client, this will be especially the case for credit notes issued without written justification, pending a written justification to be requested by Crédit Agricole Leasing & Factoring, as well as for those followed by dunning invoices issued without mention of the subrogation in favour of Crédit Agricole Leasing & Factoring, where the Recovery Mandate has been revoked, and/or those followed by dunning invoices and not assigned to Crédit Agricole Leasing 8 i Factoring, despite the absence of any termination of this Agreement

ARTICLE 4 - MANAGEMENT OF RECEIVABLES

4-1      Management and Recovery Mandate

a)            Crédit Agricole Leasing & Factoring, as owner of Receivables transferred by subrogation, shall address a Mandate of common interest to the Client for the performance of management operations and recovery procedures under the provisions of this Article.

In general, the Client undertakes to execute this mandate as a prudent, diligent and circumspect representative.

In this regard, the Client is responsible, on behalf of Crédit Agricole Leasing & Factoring, for maintaining auxiliary accounts (according to rules and practices in force) on Buyers whose Receivables have been transferred by subrogation, and to carry out recovery operations with the aim of ensuring that payments are made by Buyers.

b)            The Client shall deposit on the Dedicated Receipts Account, without delay, all cheques and all Acts of Commerce or other means of payment issued by Buyers in payment of Receivables that the Client is charged to recover under the provisions of this Mandate.

c)            The Client shall, within the framework of the Mandate, send out all necessary reminders in case of non-payment of Receivables and generally take all appropriate measures to best protect the interests of Crédit Agricole Leasing & Factoring, including all pre-litigation and litigation procedures, under the Credit Insurance Agreement (Appendix 8) and the Client’s recovery procedure as given and attached in Appendix 4, it being specified that in case of modification of this procedure, the Client undertakes to provide the updated procedure to Crédit Agricole Leasing & Factoring without delay.

d)            The Client may grant extra time for payment or extensions to Buyers, provided these comply with the provisions of the LME law, and the conditions set by the Credit Insurance Company.

e)            The Mandate is stipulated in the common interest of the parties. In view of this, the Client will receive no remuneration; The Mandate is nonetheless not provided free, given the essential commercial interest that the Client has in the successful management of its recovery procedures with regard to its Buyers.

f)             As the ownership of invoices is transmitted by subrogation to Crédit Agricole Leasing 8i Factoring, , they are deemed to be permanently available to Crédit Agricole Leasing & Factoring. The Client undertakes to guarantee this total availability under the conditions laid down in Article 2-5 above and immediately to inform Crédit Agricole Leasing & Factoring of any event occurring or likely to occur which may jeopardise their availability at any future time.

4-2      Revocation of the Management and Recovery Mandate

a)   Crédit Agricole Leasing & Factoring reserves the right to revoke the Management and Recovery Mandate by registered letter with acknowledgement of receipt, in the following cases:

In case of termination of this Agreement pursuant to the provisions of Article 14-2 of the Agreement

However, upon express written consent of Crédit Agricole Leasing & Factoring, the Client will be authorised to continue operating the Management and Recovery Mandate until the Balance has been cleared, in the case of termination of the factoring Agreement at the Client’s own initiative, or at the initiative of Crédit Agricole Leasing & Factoring.

•             Revocation may occur independently of the termination event provided for under Article 14 of this Agreement, in the case where Crédit Agricole Leasing & Factoring notes a significant or repeated failure in the implementation of the provisions of Article 4-1, of a nature likely to significantly impair the interests of Crédit Agricole Leasing & Factoring, concerning assigned Receivables.

In this case, the Client must continue to implement the effects of the factoring Agreement with no Management and Recovery Mandate. In this respect, the factoring commission will be subject to review under Article 10-1 of this contract, applicable to invoices issued and assigned after the revocation of the Mandate

In both cases above, the revocation of the Management and Recovery Mandate takes effect on the date of receipt by the Client of notice of the revocation of the Management and Recovery Mandate or, at the discretion of Crédit Agricole Leasing & Factoring, on any subsequent date as may be specified in the notice of revocation.

b)   With effect from the date of the revocation of the Management and Recovery Mandate:

•             Crédit Agricole Leasing & Factoring shall assume responsibility for the recovery of Receivables transferred before the revocation date and shall inform the Buyer by notice.

•             The Client must inform its Buyers of the changed situation by letter, the text of which must be submitted for approval by Crédit Agricole Leasing & Factoring

•             All copies of invoices issued after the date of effect of the revocation must necessarily mention the payment terms, the due date and, conspicuously, the following statement of subrogation:

To be considered settled, your payment must be made directly to Crédit Agricole Leasing & Factoring - 12 place des États-Unis - CS 20001 - 92548 Montrouge - Cedex - France,, who shall receive it by subrogation under the provisions of a factoring contract, and who must be notified of any claims made regarding this debt”

•             The Client must communicate to Crédit Agricole Leasing & Factoring, upon reasonable request made by the latter, all information in its possession relating to subrogated Receivables, in particular those related to auxiliary accounting and recovery. In general, the Client shall assist Crédit Agricole Leasing & Factoring in this regard.

•             Crédit Agricole Leasing & Factoring will have sole authorization to perform receipt and pursue collections of all Receivables for which ownership has been transferred to it.

To this end, Crédit Agricole Leasing & Factoring will be able to perform all surveys, claims, and dunning necessary for Debt collection.

Crédit Agricole Leasing & Factoring will have sole authority to grant or reject any deferrals, extensions or arrangements regarding the transferred Receivables.

•             In the event that the means of payment sent to Crédit Agricole Leasing & Factoring and related to Receivables transferred to Crédit Agricole Leasing & Factoring are made out to the Client, it shall authorize Crédit Agricole Leasing & Factoring to endorse or settle them on its behalf, if necessary.

All Commercial Paper as well as any checks issued by the Buyers to the Client, must be endorsed to Crédit Agricole Leasing & Factoring without delay, whenever these means of payment concern Receivables transferred to Crédit Agricole Leasing & Factoring.

4-3                              General Terms and Conditions related to Management of Receivables (in the context of Management and Collections Authorization and in the event this Authorization is revoked)

a)    Disputes

There are two possible categories for Disputed Receivables

•             Dispute Category 1: These Disputes are certified and qualified as resolvable by the Client

•             Dispute Category 2: This involves:

Either a Dispute certified and qualified as serious by the Client

Or a Category 1 Dispute which has not been resolved within 90 calendar days, from the date of the Dispute Declaration in section ii) below. A dispute is considered to be resolved as soon as the Dispute is withdrawn by the Buyer by any written means or when the receivable is settled by the Buyer or by final court decision.

i) Secured Receivables

1.            In the context of the Management and Collections Authorization referred to in Article 4-1 of this agreement:

•             The Client shall declare a category 1 Dispute, under the terms of Article 2-2.b). In this case, the corresponding Receivable will not be put in Reserve Funds or debited on the Current Account.

•             For a Category 2 Dispute, the corresponding Receivable will be put in Reserve Funds.

2.            In the event that the Management and Collections Authorization referred to in Article 4-2 a) and b) of this agreement is revoked:

Each Party agrees to inform the other, as soon as possible, of any “Category 1 Disputes” brought to their attention. This information will be exchanged with the other party by way of a Dispute Declaration, accompanied by the Buyer’s written statement raising the Dispute.

•             In the case of a Category 1 Dispute, the corresponding Receivable will not be put in Reserve Funds or debited on the Current Account.

•             For a Category 2 Dispute, the corresponding Receivable will be put in Reserve Funds.

3.            If a receivable is placed in the Reserve Funds due to a Category 2 dispute, or following a suspension, rejection, or cancellation of payment by the Credit Insurance Company due to failure of the Client to comply with its obligations under the Credit Insurance Company, Crédit Agricole Leasing & Factoring will cancel the deposit of Reserve Funds, upon request by the Client and acknowledgement of the Debt:

•             either through amicable means by the Buyer or Credit Insurance Company,

•             or upon presentation of a judgement favourable to the Client which has become final,

•             or through payment of the Debt by the Buyer or payment by the Credit Insurance Company

This cancellation will be made for the original nominal value of the Receivable(s) which are Disputed or subject to suspension, rejection, or cancellation of payment by the Credit Insurance Company, and which would have been deposited in Reserve Funds.

Furthermore, Crédit Agricole Leasing & Factoring will credit the Client’s current account on this same date for the amount of the interest calculated on the nominal value of these Receivables between the date they were put in the Reserve Fund for these same Receivables and their acknowledgement as defined above, based on the 3 MONTH EURIBOR plus 0.80%.

ii) Unsecured Receivables

The provisions of Article 5-5 a) of this document will apply.

b) Direct Payments

When the means of payment are sent directly to the Client or third parties authorized by the Client, for payment of

Receivables transferred to Crédit Agricole Leasing & Factoring, the Client can only receive them in its capacity as depository of Crédit Agricole Leasing & Factoring and must, upon receipt of payment, repay or reimburse these payments to the Dedicated Receipts Account for Crédit Agricole Leasing & Factoring without delay.

c)_Dedicated “Receipts” Authorization

In the event that Crédit Agricole Leasing & Factoring receives payments for invoices which it does not own, even after cancellation of this agreement, it is deemed to have received them on behalf of the Client. Receipt of these payments will be, subject to the usual reserves, credited to the Current Account without delay. The aforementioned payments apply to both payments received by Buyers and compensation paid by the Credit Insurance Company.

d) Recovery

In the event that Crédit Agricole Leasing & Factoring receive payments from the Credit Insurance Company concerning repayments under Article 8 of the addendum to the Credit Insurance Company, Crédit Agricole Leasing & Factoring pledges to repay these amounts to the Client without delay by crediting the Current Account.

e) VAT

When receivables from French commercial paper are irrecoverable, the Client can recover the VAT. The Client agrees to repay Crédit Agricole Leasing & Factoring the amount of any recoverable VAT for any secured and financed Receivable. This repayment will occur upon receipt of a document certifying the Receivable is unrecoverable or from the date of judgement ordering the liquidation of the Buyer.

In the event of a partial waiver of a Secured Receivable, as part of a safeguard procedure or judicial settlement, VAT will only be reimbursed for the waived portion of the Receivable on the date of the judgement approving the restructuring or safeguard plan and decision to continue the activity.

For the purposes of the two previous paragraphs, note that any partially secured Receivable only needs to repay the share of the recoverable VAT corresponding to the secured portion of this Receivable.

f) Shared Interest Authorization

For Current Account receivables, Crédit Agricole Leasing & Factoring can act under a shared interest authorization provided by this document for the purposes of collecting Receivables which would be debited in the Current Account.

Under this shared interest authorization, if the management and collections authorization shown in Article 4-1 have not been revoked, Crédit Agricole Leasing & Factoring shall act with the Buyers solely on behalf of the Client, without reference to its company name.

ARTICLE 5 - CREDIT INSURANCE

5-1 The Client states it holds a Credit Insurance Agreement with the Credit Insurance Company.

The Client agrees to request that the Credit Insurance Company extend the coverage of the Credit Insurance Agreement with Crédit Agricole Leasing & Factoring as a co-insured party, who it accepts, for operations performed under this agreement starting on its Effective Date and for this to apply even after the clearance of accounts referred to in Article 14. 4 b).

The coinsurance addendum for Crédit Agricole Leasing & Factoring must be established at the time this agreement is signed. Crédit Agricole Leasing & Factoring, in its capacity as co-insured, must be a signatory to any new addendum to the Credit Insurance Agreement.

The Client asks the Credit Insurance Company to communicate Authorizations already made prior to the start of the agreement to Crédit Agricole Leasing & Factoring, upon signing of the agreement, and inform Crédit Agricole Leasing & Factoring of any changes or revocation of these Authorizations.

Crédit Agricole Leasing & Factoring continues to list the Authorizations on its statements as issued by the Credit Insurance Company.

The Client agrees that Crédit Agricole Leasing & Factoring may inform the Credit Insurance Company of events concerning the factoring agreement which significantly impact the Credit Insurance Agreement.

The Client agrees to make all declarations to the Credit Insurance Company within the terms and deadlines of its Credit Insurance Agreement.

The Client specifically agrees to file Application to Intervene litigation regarding its Buyers with strict attention to the deadlines set forth on this matter by the Company and in accordance with the obligations of its Credit Insurance Agreement, to send Crédit Agricole Leasing & Factoring copies of all Application to Intervene litigation with the Acknowledgement of Receipt issued by the Credit Insurance Company.

The Client agrees to send Crédit Agricole Leasing & Factoring copies of its turnover declarations.

The Client agrees to inform Crédit Agricole Leasing & Factoring of the cancellation of the Credit Insurance Agreement upon being notified of this.

Crédit Agricole Leasing & Factoring reserves the right to substitute itself for the Client in the fulfilment of its obligations with respect to the Credit Insurance Company.

5-2 Absence of Recourse Principle for Crédit Agricole Leasing & Factoring against the Client

Crédit Agricole Leasing & Factoring will not have any recourse against the Client for Debts and Receivables assigned except in the cases listed in Article 5-3.

In the case of payment by a Buyer with Commercial Paper, it is understood that this absence of recourse also applies to the waiver by Crédit Agricole Leasing & Factoring to pursue exchange law remedies against the Client provided for by Articles L511-6, L511-7, L511-10, L511-44 and L512-3 of the French Commercial Code, except in cases of criminal offences committed by the Client in the performance of this agreement or in the event of non-compliance of the Commercial Paper, pursuant to Articles L 511-1 to L 511-5 of the French Commercial Code for bills of exchange and Articles L 512-1 to L 512-3 of the French Commercial Code for promissory notes.

Furthermore, Crédit Agricole Leasing & Factoring waives transfer by endorsement of ownership to third parties, for ownership of all Commercial Paper endorsed on its behalf by the Client.

The Parties agree that this provision does not prevent Crédit Agricole Leasing & Factoring from transferring any Commercial Paper to any credit institution by endorsing it for receipt.

Finally, Crédit Agricole Leasing & Factoring waives the possibility of requesting the guarantee of a third party (as defined by Articles L511-21 and L512-4 of the French Commercial Code) on payments sent.

It is noted that Crédit Agricole Leasing & Factoring will assume responsibility for Receivables that cannot be indemnified by the Credit Insurance Company, as they exceed the disbursement limits as defined in the Credit Insurance Agreement.

5 -3 Exceptions:

Crédit Agricole Leasing & Factoring will only have recourse against the Client for Secured Receivables in the cases listed below:

1-           Receivables which are outside the scope of this agreement, as defined in Article 1-2 or are not transferable under the terms of Article 2-lb) i),

2-           Receivables for which the Client has not fulfilled the commitment referred to in Article 1-3,

3-           Receivables for which the validity of the subrogation has been rendered ineffective under the terms of Article 2-4,

4-           Receivables for which a non-compliant credit note was issued according to the provisions of Article 3-3, on the understanding that the recourse referred to in paragraph 4 of this section will not apply in the case of Receivables covered by accepted bills of exchange, except in cases of non-compliant bills of exchange or criminal infractions committed by the Client, and excluding cases of final court decisions ending exchange rights.

5-           payment received directly by the Client under the heading of transferred Receivables (case referred to in Article 4-3 b) and not repaid to the Dedicated Receipt Account referred to in Article 9.

6-           Non-payment of a Secured Receivable due to a Category 2 Dispute as defined in Article 4-3 a), unless the Category 2 Dispute is valid and enforceable compensation which is the subject of a miscellaneous adjustment referred to in Article 2-2 b),

The recourse referred to in paragraph 6 of this section will not apply in the case of Receivables covered by accepted bills of exchange, except in cases of non-compliant bills of exchange or criminal infractions committed by the Client, and excluding cases of final court decisions ending exchange rights,

7-           Receivables which are the subject of an adverse claim and legally enforceable to the Client,

8-            Receivables for which Crédit Agricole Leasing & Factoring has proved a marked or repeated breach by the Client of its information obligations under paragraph 4 of Article 12-1,

9-            Receivables for which the Client has not sent the supporting documents pursuant to the provisions of Article 2-5.

The recourse referred to in paragraph 9 of this section will not apply in the case of Receivables covered by accepted bills of exchange, except in cases of non-compliant bills of exchange or criminal infractions committed by the Client, and excluding cases of final court decisions ending exchange rights.

10-          Outstanding amounts on Buyers which would have been sent to Crédit Agricole Leasing & Factoring and for which the accounts are not open in the books of Crédit Agricole Leasing & Factoring. This information must be communicated by Crédit Agricole Leasing & Factoring to the Client by any written means, the day the receivables concerned are credited to the Current Account.

11-          Receivable for which the payment of compensation would be suspended, postponed, rejected, or cancelled by the Credit Insurance company due to Disputed Receivables, or due to non-compliance by the Client with Credit Insurance Agreement clauses.

12 - Upon receipt of the Compensation paid by the Credit Insurance Company, the non-secured portion of the pre-tax amount of the Secured Receivables (5%), and that which was not handled by the miscellaneous adjustments referred to in Article 2-2 b.

The Receivables referred to in 1, 2, 3, 4, 8 and 12 will be subject to a debit on the Current Account as referred to in Article 7-2 b).

The Receivables referred to in 5, 6, 7, 10, and 11 will be deposited in Reserve Funds as set forth in Article 7-2.

c).

The Receivables referred to in 9 will be deposited in Reserve Funds:

•              if, at the end of a 30 day period after the date put in Reserve Funds, the supporting documents concerned have still not been sent, these Receivables will be debited on the Current Account;

•              if the supporting documents are sent before the previously mentioned 30 day period, Crédit Agricole Leasing & Factoring will cancel the deposit to Reserve Funds without delay and credit the Current Account with the interest calculated on the nominal value of these Receivables between the date these Receivables were put in Reserve Funds and the cancellation date of the Reserve Fund deposit, based on the 3 MONTH EURIBOR plus 0.80%.

5-4 Consequences regarding Receivables not paid by a Buyer and Secured by the Credit Insurance Company:

The Client must file Application to Intervene Litigation according to the deadlines and terms set forth by the Credit Insurance Agreement.

Consequences for the subsidiary account and Balance transfer:

As soon as the Client has sent Application to Intervene Litigation to the Credit Insurance Company, as set forth in Article 5-1, the Client must record the appropriate entries in the subsidiary account held for Crédit Agricole Leasing & Factoring as well as recording the Receivables held with the Buyer concerned under “doubtful clients”.

The newly issued receivables for this Buyer will be excluded from the current Balance transfer after sending a copy of the Application to Intervene Litigation to Crédit Agricole Leasing & Factoring accompanied by the Acknowledgement of Receipt issued by the Credit Insurance Company.

As the receivables concerned will continue to be in the subsidiary account held on behalf of Crédit Agricole Leasing & Factoring, Crédit Agricole Leasing & Factoring will retain ownership of these receivables.

5-5 Consequences regarding Receivables not paid by a Buyer and not secured, or partially secured by the Credit Insurance Company:

a)           Outstanding Unsecured Receivables

Crédit Agricole Leasing & Factoring will debit the Receivables to the Current Account of the Client 60 days after their due date. In this case, the Receivables must be withdrawn, without delay, from the subsidiary account dedicated to Crédit Agricole Leasing & Factoring and consequently from the Balance of Crédit Agricole Leasing & Factoring.

b)           Outstanding Partially Secured Receivables

The provisions of Article 5-4 for the Secured portion of Receivables as well as those in Article 5-5 a) for the non-secured portion of these Receivables will be applied.

ARTICLE 6 - FINANCING

6-1  General Terms and Conditions

The Client has 100% financing for the amount of Receivables assigned up to the limit of the balance available in the Current Account as determined in Article 7-2 e).

Note that for the Non-Secured Receivables, this financing does not however, provide any security for these Receivables.

Crédit Agricole Leasing & Factoring and the Client agree to apply a ceiling to the aforementioned financing, the terms of which are listed in a separate agreement (Appendix 12).

Furthermore, a newly transferred Receivable may not be financed if its financing would cause it to exceed the per Buyer limit of 30% of the total Balance amount assigned by the Client and ALBEA companies (as defined in Appendix 12). It is understood that application of this per Buyer limit cannot result in de-financing of assigned and previously financed Receivables.

6-2  Terms and Conditions for Providing Financing

For a balance transfer performed on day D before 10:00 a.m. and approved by Crédit Agricole Leasing & Factoring before 6:30 p.m., Crédit Agricole Leasing & Factoring will issue financing for the Client for the entire balance available in the Current Account referred to in Article 7-2 e), no later than business D+1.

This financing will be issued 96% by wire transfer and 4% by electronic promissory note, issued by Crédit Agricole Leasing & Factoring for the benefit of the Client. The promissory note will have a due date determined by its issue date and calculated on the basis of the DSO and increase as set forth in Article 10-2 a).

In the context of financing by electronic promissory note, the following authorization is introduced between the Client appointed as Principal and Crédit Agricole Leasing & Factoring appointed as Authorized Representative:

The Authorized Representative will pay the aforementioned 4% financing, by underwriting the promissory note of the Principal.

To this end, by way of this agreement, the Principal grants express authorization to the Authorized Representative for the following purposes:

•                  to carry out, in its name and on its behalf, assignment of these promissory notes based on the convention governing discounts template in Appendix 10 and under the terms of the provisions in Articles L.313-23 to L.313-3 with the exception of Article L.313-24 paragraph 2 of the Monetary and Financial Code governing transfers of business receivables, and to this end, signs all assignments, endorsements, and designate any transfers of receivables realized by the promissory note. Insofar as the signing of assignments will be performed with a non-handwritten reproduction, using a signature stamp originally sent by the Client accompanied by the note “Po” beside the stamp, the Authorized Representative is relieved of all responsibility regarding the validity of the signature stamp originally sent by the Principal.

•                  perform, in its name and on its behalf, delivery of the promissory notes, underwritten exclusively for the purposes of this factoring agreement with LCL (also referred to here as “the Bank”) using any method, including electronic transmission, for discounting under the terms of the discount convention signed between the Client and the Bank attached to this agreement. This delivery will be carried out at the same time as the promissory note is issued.

In the event of technical difficulties which prevent the promissory note from being issued electronically, or refusal by the Bank, of which the Authorized Representative is informed, to discount the electronic promissory note, the Authorized Representative will perform a wire transfer in favour of the Client, no later than one business day after the provision of financing as indicated in the1st paragraph of this article, as substitution for this promissory note.

The Mandate authorises the mandated representative to notify the Bank concerning financial information and the conditions of implementation of the factoring agreement concerning it.

This Mandate, issued in accordance with Articles 1984 and ff. of the Code Civil, is concluded for an indefinite period and may be revoked at any time by registered letter with acknowledgement of receipt by either party; the revocation shall take effect upon receipt of this letter by the other party, and any transaction previously contracted, that is to say, any Receivable assignment form having been issued, signed and dated by the Bank, upon receipt of the revocation, is to be carried to its conclusion. In case of revocation of this Mandate, financing provided for in Article 6-1 will be made at 100% per bank transfer.

ARTICLE 7 - CURRENT ACCOUNT

7-1            Purpose and nature of the Current Account - Compensation

Amounts owed by Crédit Agricole Leasing & Factoring and all sums owed by the Client under this Agreement will be registered in a Current Account opened in the books of Crédit Agricole Leasing & Factoring.

Mutual Payable and Receivable entries in the Current Account are to be considered as records only, all entries being mixed and therefore indivisible once on the account.

The Client and Crédit Agricole Leasing & Factoring expressly agree that such receivables and payables arising from the execution of this Agreement are related and indivisible, such that they serve as a mutual guarantee and compensate each other even in circumstances where the requirements for legal compensation are not met.

7-2            Principles of Operation

a)     Transactions credited to the Current Account

The Current Account shall be credited with the following amounts:

1)            Balance of each transferred Balance;

2)            Account entries resulting from the application of Article 2-2 c) final paragraph (differences);

3)            Amount of payments received by Crédit Agricole Leasing & Factoring directly from Buyers as Receivables not assigned under the conditions referred to in Article 4-3 c) and 2-1 ii);

4)            Sums in the Escrow Account exceeding amounts which must appear on the said Escrow Account, pursuant to Article 8-2. This amount will be credited to the Current Account weekly;

5)            Balance on the Escrow Account pursuant to Article 8-6;

6)            Amount of interest referred to in Article 4-3 a) i) 3; and Article 5-3 final paragraph

7)            Recoveries due to the Client in accordance with Article 4-3 d)

8)            Value of Credit Notes that the Client will have paid to Buyers (case referred to in of Article 3-1, final paragraph;

9)            Amount of withdrawals from the Escrow Account pursuant to Article 8-3;

10)          Amount resulting from adjustments relating to the Reserve Account referred to in Article 7-2 d).

11)          Amount of payments received by Crédit Agricole Leasing & Factoring from the Credit Insurance Company relating to Receivables not transferred by subrogation to Crédit Agricole Leasing & Factoring by the Client; Crédit Agricole Leasing & Factoring will promptly credit such payments to the Current Account upon receipt

b)    Debit transactions carried out on the Current Account

The Current Account may only be debited with the following amounts:

1)              The amount on the date of transfer of a new Balance, of the Residual Balance previously transferred, as defined in Article 2.2 c).1;

2)              Account entries resulting from the application of Article 2-2 c), final last paragraph (differences);

3)          Amounts passing to the Escrow Account pursuant to the provisions of Article 8-2 and to the Reserve Account pursuant to the provisions of Article 7-2.d);

4)          Amount of financing effectively granted to the Client pursuant to Articles 6 and 7- 4;

5)          Value of Receivables referred to in 1, 2, 3, 4, 8 and 12 of Article 5-3;

6)          Value of Receivables referred to in paragraph 9 of Article 5-3 under the provisions of the last paragraph of that article;

7)          Amount of unsecured Receivables and Receivables either unpaid 60 days after due date (5-5 a), or subject to a Litigation 2, as defined in Article 4-3 a);

8)          Sums due to Crédit Agricole Leasing & Factoring from the Client, pursuant to Article 10 (Remuneration), Article 11-1 (IT Services) and Article 12-1 (Audit Fees);

9)          Bank charges incurred by the Client as specified in Article 9-3;

10)       VAT due to Crédit Agricole Leasing & Factoring from the Client, pursuant to Article 4-3 e), and which have not yet been transferred to Crédit Agricole Leasing & Factoring;

11)          Amount of Receivables referred to in paragraph8 of Article 7-2 c)-ii) ;

In cases 5), 6), and 11 above, the Receivables will be output from the auxiliary accounts referred to in Article 4-1a) by the Client, and consequently from subsequently transferred Balances.

c)     Reserve Fund

i)    To be maintained as Reserve Funds, as a Current Account article, unavailable sums which may not lead to financing in the cases expressly mentioned below:

1.             Amount of Receivables assigned and not financed due to the application of the limit per Buyer and/or the financing ceiling referred to in Article 6-1of this Agreement

2.               Payments received directly by the Client in respect of assigned Receivables and outstanding on the Dedicated Receipts Account (case referred to in Article 5-3 5)

3.               Amount corresponding to the non-payment of a Secured Receivable because of a Litigation 2 (case referred to in Article 5-3 6)

4.               Value of Receivables assigned which are subject to any claim by a third party and which is legally enforceable against the Client, as referred to in Article 5-3 7)

5.               Amount of seizures implemented on the Current Account or the Escrow Account issued by the Client’s creditors.

6.          Amount of receivables for which the Client did not submit the required documentation (case referred to in Article 9 5-3 as part of the last paragraph of this article)

7.             Outstanding items on Buyers which should have been transferred to Crédit Agricole Leasing & Factoring whose accounts are not opened on the books of Crédit Agricole Leasing & Factoring, that information having to be disclosed by Crédit Agricole Leasing & Factoring Customer to the Client by all written means on the day of registration of the relevant receivables to be credited to the current account, (case referred to in Article 10 5-3)

8.             Claim for which the payment of compensation should be suspended, deferred, denied or revoked by the Credit Insurance Company (due to “Disputed Claim[s]” as defined in the Credit Insurance Agreement, or because of a failure by the Client to comply with the terms of the Credit Insurance Agreement) (case referred to in Article 5-3 11)

ii)   Crédit Agricole Leasing & Factoring will cancel setting up a Reserve Fund under the following conditions:

1.             without delay concerning information on the Client and after collecting payment of any unfunded and sold Receivable,

2.             if any initially unfunded receivable becomes fundable. Cancellation of the Reserve Fund will be weekly,

3.             In the event that the unfunded guaranteed loans by the Credit Insurance Company are subject to a Third Party Claim Filing (“DIC”) by the Client with the Credit Insurance Company, this update in the Reserve Fund will be cancelled by the amount of the DIC and will do so immediately after Customer Credit Agricole Leasing & Factoring transmits a copy of the DIC,

4.             Upon resolution of a Litigation 2 under the conditions set forth in Article 4-3 a).i).3, Crédit Agricole Leasing 8i Factoring will cancel the setting Reserve Fund for the amount of nominal value or Receivable(s) initially disputed at the request of the Client and upon recognition of the Claim whether amicably by the Purchaser or by the Credit Insurance Company or presentation of a judgement favourable to the Client Customer which has become final, or by settlement of the Claim by the Buyer or compensation by the Credit Insurance Company. If the litigation is resolved against the Client, the current account will be debited by the amount of the Claim in question,

5.             Following the suspension, denial or cancellation of compensation from the Credit Insurance Company resulting from the Client’s non-performance of his obligations under the Credit Insurance Agreement, Crédit Agricole Leasing & Factoring will cancel setting up the Reserve Fund at the Client’s request and upon recognition of the right to compensation:

•              be it amicably by Credit Insurance Company

•              be it on presentation of a judgement favourable to the Client which became final,

•              or be it on settlement of compensation by the Credit Insurance Company.

If the absence of the right to compensation is confirmed, the set-up of the reserve fund will be cancelled by a debit from the Current Account to by the amount of the Claim in question.

6.             Upon the opening of the buyers’ accounts in the books of Crédit Agricole Leasing & Factoring (case referred to is 7-2 c i) 7

7.             As soon as a claim by a third party, legally enforceable against the Client, has become void. If the Claim is resolved against the Client, the current account will be debited by the amount of the Claim in question,

8.             Upon obtaining a partial or total release or repossession or a Notice to Third Party Holder (case referred to 7-2 c) i) 5) in the amount of release,

9.             immediately after transmission of supporting documents in the situation described in the last paragraph of Article 5-3,

10.          immediately after informing the Client and after receipt of payment by the Client of a payment received directly in his hands and under section 7-2 c) i) - 2.

d)   Reserve account BFA/PP

1 ) During the term of the factoring agreement

Concurrently with the monthly Balance transfer and between two Balance transfers if Client request is carried out as provided in the 3rd paragraph below, the Client shall inform Crédit Agricole Leasing & Factoring of the amount of subsidies and Year-end and Promotional Investments owed by the Client to the Buyers under their commercial trade relations (“BFA / PP”), provided that the license terms of the granting of these BFA / PP, identified by the Client, are held at the date of that balance transfer (“Declared provisions “).

In case the amount of Provisions Declared is greater than 3% of the total outstanding ceded by the Client to each balance transfer, Credit Agricole Leasing & Factoring will set up a reserve account, sub-account of the current account, for which the amount will be equal to the Declared Provisions exceeding the aforesaid rate.

At each monthly balance transfer and between two balance transfers at the Client’s request by all written means, this Reserve Account will be adjusted by credit or debit from the Current Account as the case may be, depending on the amount of Declared Provisions, and for the debit up to the amount exceeding the aforesaid rate. As such, if the amount is less than the Declared Provisions rates mentioned above, the amount of the Reserve Account will be charged in totality to the credit of the current account.

2)               In case of termination of the contract

i)            - before the last balance transfer

On the date the contract is terminated, the client shall communicate to Crédit Agricole Leasing & Factoring their declared provisions.

In this respect, the client undertakes to transfer to Crédit Agricole Leasing & Factoring,     as of the date of termination of the contract, one or more balances so that Crédit Agricole Leasing & Factoring can constitute a reserve account in the amount of the declared provisions.

ii)    - After the last balance transfer

As of the date of termination of the contract, after the last balance transfer, this reserve account will be adjusted until reconciliation of the accounts, as stipulated in article 14-4 b), by crediting the current account immediately, upon request by the client via all written means and based on information the latter has provided:

• If the client makes an initial payment or the remaining amount due for the BFA/PP;

• If the conditions in the contract between the client and its buyers are subject to modifications that have an impact on the amount of the BFA/PP still due;

• If the outstanding amount for the buyer concerned with a “declared provision” is reconciled in the accounting records of Crédit Agricole Leasing & Factoring; in this case, the adjustment will be made in the amount of the “declared provision” in question;

• If the amount of the “declared provisions” for a buyer is greater than the outstanding amount existing in the accounting records of Crédit Agricole Leasing & Factoring for this same buyer; in this case, the adjustment will be made in the amount of the difference between these two amounts.

3)               Closing the Reserve Account and constitution of a pledge of remunerated account

Immediately after the date of termination of the contract, after the last balance transfer, the client shall deposit in a remunerated account opened in its name and pledged at the 1st level to Crédit Agricole Leasing & Factoring, an amount equal to the declared provisions in accordance with article 7-2 d) 2) i).

As soon as the above-mentioned pledge is constituted, the balance of the reserve account will be credited to the current account.

If this pledge is not established within one month of the date of termination of the contract, the reserve account will be maintained and will be equal to the amount of the above-mentioned declared provisions. In this case, Crédit Agricole Leasing & Factoring will adjust the reserve account by a credit to the current account under the terms stipulated in article 7-2, d) 2) ii).

e)    Determining the balance of the current account

The current account (including its articles), its sub-account (the BFA/PP reserve account) and, as applicable, its other sub-accounts, form an indivisible whole. The general balance of the current account results from the debit and credit operations of said accounts.

The available balance of the current account corresponds to the general balance, with deduction made of the positive balance from the BFA/PP reserve account and the sums placed in the reserve account.

7-3 Negative balance

a)            Insufficient balance

The client’s current account contains no authorisation for insufficient balance transactions. If a negative balance occurs, Crédit Agricole Leasing & Factoring is entitled to claim immediate reimbursement of the corresponding sums. Thus, any negative balance is immediately payable without a need for official notice and will accrue interest charges at the special commission rate until the sums due are paid.

It is understood that, if Crédit Agricole Leasing & Factoring calculates interest charges based on the client’s negative balance current account, they will be calculated on the overall balance of the client’s current account net the escrow account.

b)            Payment

Any debit of an amount owed may only engender payment if the current account has, prior to this accounting entry, a positive balance equal to at least the amount of the debit.

7-4 Positive balance

Other than financing induced by balance transfers, which are subject to the provisions of article 6-2, Crédit Agricole Leasing & Factoring undertakes to pay the client any available current account balance, on a daily basis, at no cost to the client, by automatic transfer to a bank account of the client for which it has provided Crédit Agricole Leasing & Factoring with the appropriate account information.

7-5            Statements

Crédit Agricole Leasing & Factoring will send the client, once a month, by post, statements for the current account, escrow account and reserve account. In addition, Crédit Agricole Leasing & Factoring will send the balance and itemised transactions of the reserve fund by e-mail, upon each balance transfer and at minimum once a month after termination of the contract.

These items will be understood to be officially accepted by the client unless a written contestation is received within 3 months of the date they are sent. After that deadline, if there is no contestation by the client, it will be considered to have given its discharge for the corresponding accounts.

7-6            Closure

Final closure of the current account will take place on the date of reconciliation of the accounts, as stipulated in article 14.4 b).

ARTICLE 8 - ESCROW ACCOUNT

8-1  Purpose

In order to guarantee reimbursement of amounts the client may come to owe Crédit Agricole Leasing & Factoring, a non-remunerated escrow account, fed by debits to the current account, is set up in Crédit Agricole Leasing & Factoring’s accounting records.

8-2  Means of determination

The amount of the Escrow Account is determined at any time, by applying a rate to the outstanding Amount Financed.

a)    In the framework of the execution of the agreement, said rate is the higher of the two following rates:

i)           a rate equal to the amount of non-values, defined as the amount of assets (excluding assets falling within the end-of-year rebates and advertising participations, referred to in Article 3-1 and not assigned to Crédit Agricole Leasing & Factoring) net of chargebacks, relating to the entire turnover achieved with the Buyers as part of the Scope of Application of Article 1- 2 of this agreement, extended by 3%. This rate of non-values shall be calculated in the month following the end of each calendar quarter, rolling over 12 months and for the first time on 31/03/2014. Upon the Effective Date of this agreement, this amounts to 2%.

ii)          5%.

b)         From the date of receipt of the notification of the termination of the agreement by the other Party, the rate determined in 8-2 a) shall be increased by 3%.

c)          During the term of this agreement and as of the date of receipt of the notification of the termination with or without notice, in default of constitution of the collateral of the account paid within the time limit referred to in article 8-6, in the event where the Escrow Account presents a balance exceeding the amount of the sums to be included to the credit of the said Escrow Account, as provided for in a) above for the duration of this agreement, or as provided for in b) above from the date of notification of the termination, Crédit Agricole Leasing & Factoring shall proceed to its weekly adjustment by crediting the Current Account.

8-3  Usage

Crédit Agricole Leasing &. Factoring may draw from the Escrow Account the amounts necessary to cover a debit position of the Current Account. In such cases, the Escrow Account shall be reconstituted at the transfer(s) of the following Balance(s).

8-4  Unavailability

In the event of seizure on the part of a creditor (or equivalent procedure) against the Client, the amounts to the credit of the Escrow Account shall be rendered unavailable and, in this capacity, maintained in a Reserve Fund to the amount of the seizure, until the obtention of a total or partial show of hands on the seizure

8-5  Compensation

The amounts withheld are held as cash deposits by Crédit Agricole Leasing & Factoring. Said amounts shall be compensated commensurate with any debit balance on the Current Account, at any time.

8-6  Closure of the Escrow Account and Constitution of Collateral on a Paid Account

As soon as possible from the date of receipt of the notification of the termination of the factoring agreement by the other Party, the Client shall deposit to a paid account opened in their name and collateralised by a first ranking for the benefit of Crédit Agricole Leasing &Factoring, an amount equal to the product of the Amount Financed, as existing on the date of constitution of the aforementioned account by the rate as determined in Article 8-2 b.

The constitution of the collateral referred to above, the Escrow Account shall be closed and its balance credited to the

Current Account.

Failing the constitution of said collateral no later than one month after the receipt of the notification of the termination, the Escrow Account shall be maintained and its amount calculated on the basis of the rate determined in article 8-2 b). In this case, Crédit Agricole Leasing & Factoring shall, once a week, proceed to the adjustment of the Escrow Account by credit to the Current Account under the conditions laid down in Article 8-2 c).

ARTICLE 9 - DEDICATED RECEIPTS ACCOUNT

9.1 Designation of Dedicated Receipts Account (hereinafter “CES”)

Crédit Agricole Leasing &Factoring requests to the Bank the opening of an account in the name of:

CES - ALBEA COSMETICS FRANCE                                                               ACCOUNT No. 30002 04865 0000070342P 58

Said account shall be at the LCL Agency LCL CEO (No. 04865), Located at 19 Boulevard des Italiens, 75002 Paris, hereinafter referred to as “the Bank”.

This account is intended for operations relating to the factoring agreement made between Crédit Agricole Leasing & Factoring and the Client. It is assigned to the receipt of all titles of payment relating to the Receivables transferred, with the exception of cash.

In the framework of the opening of the aforementioned account mentioned above as well as for its title, the Client authorises Crédit Agricole Leasing & Factoring to use any distinctive sign relating to its entity, and, in particular, its name, its trade name, its emblem taught, as well as its trademarks.

9.1           Procedures for Opening and Operations of the Dedicated Receipts Account

Crédit Agricole Leasing & Factoring and the Client expressly agree that the operations of this account shall be limited to the operations of handover to receipts by the Client of means of payment received from its buyers, with the exception of cash, of the Receivables transferred to Crédit Agricole Leasing & Factoring by way of contractual subrogation, and disbursements on order and to the exclusive benefit of Crédit Agricole Leasing & Factoring. It is also anticipated that this account shall not give rise to the issuance of any means of payment (such as a chequebook, bank card, etc.), and that this account shall solely function under the conditions laid down in this Article.

The Bank receives, in order to credit them to the account, all means of payment, excluding cash, such as:

• cheques,

• commercial paper of which the Client is beneficiary to the bearer,

• wire transfers in favour of the Client.

The Bank also receives the methods of payment coming from abroad, excluding cash: repatriations (payment orders coming from abroad and domiciled in the Bank), collections of cheques payable abroad.

The client is authorised to carry out, under his Authorisation of Management and Recovery conferred by Crédit Agricole Leasing 8i Factoring, according to the provisions of Article 4-1, all credit operations of the said account, strictly within the limits of the powers amended in the this Agreement (Appendix 5) and of the letter signed by the Bank (Annexe 5A). In no way may the Client carry out a debit operation on the said account.

By this same delegation, Crédit Agricole Leasing & Factoring authorises the Client to benefit from access to this account in individual consultation, via his LCL Enterprises Agreement.

This consultation will enable the Client to view the account statement and portfolio status in the collection.

Crédit Agricole Leasing 8i Factoring authorises the placement of an IT link via electronic bank processes in order to enable the Client to tele transmit LCR files in the collection and to download the statements in that same account.

Crédit Agricole Leasing & Factoring and the Client shall refrain from being granted any loans, credit advances or overdrafts on the said account.

9.2             Obligations of the Parties

Crédit Agricole Leasing & Factoring declares that it guarantees the Bank against any debits resulting from the operation of the Dedicated Receipts Account. In such an event, hedging of the debit balance by Crédit Agricole Leasing & Factoring will have to be undertaken with the Bank.

Collection fees and quarterly statements are the Client’s exclusive responsibility and are debited from his current account.

The Client authorises Crédit Agricole Leasing & Factoring to deduct the collection costs and quarterly statement costs from the current account designated here above.

Other costs incurred in the handling of the Dedicated Receipts Account are the exclusive responsibility of Crédit Agricole Leasing & Factoring.

ARTICLE 10 - REMUNERATION

10-1  Factoring Commission

a) The following conditions are construed to be:

•              Annual invoicing for: 76.000 KEuros (VAT incl.)

•              A number of Buyers of: 250

•              A maximum annual number of Balance reloads: 36

Upon each Balance transfer, Crédit Agricole Leasing & Factoring will charge a Factoring Commission of 0.12% to be applied to the amount of the transferred balance. Simultaneously, Crédit Agricole Leasing & Factoring shall restore to the client a share of the Factoring Commission equal to 0.12% of the Residual Balance of the previously transferred Balance.

In the event of the total revocation of the Authorisation of Management and Recovery as provided in section 4-2

a)            , the rate of the Factoring Commission will be raised to 0.20%, this new rate being applicable to the amount (VAT incl.) of the newly issued net invoices for credit notes in the period after the date of total revocation of the Authorisation of Management and Recovery.

b)            Minimum Factoring Commission

Crédit Agricole Leasing & Factoring and the Client have agreed on the principle of a minimum commission amount to be paid under this Agreement to Crédit Agricole Leasing & Factoring. The terms of implementation of this principle is subject to a separate accord (Appendix 11).

10-2  Special Financing Commission

a)     For financing undertaken by transfer as set forth in Article 6-2 of this Agreement, Crédit Agricole Leasing & Factoring will receive a Special Financing Commission.

The Special Financing Commission will be deducted in a firm and final manner from every Balance transfer at the annual rate of Euribor 3 Months + 0.80% applied to the new funding period and carried out by wire transfer in conformity with Article 6-2 of this Agreement, based on the latest DSO (Days Sales Outstanding) calculated by the

Client (according to the periodicity and to the terms set forth in this Article) plus 5 days.

Upon each Balance Transfer, the Client undertakes to convey its DSO to Crédit Agricole Leasing 8i Factoring calculated at the end of the calendar month preceding the Balance Transfer in question and within the scope specified in Article 1-2 of this Agreement until the end of that calendar month. Absent the conveyance of the DSO by the Client, Crédit Agricole Leasing 8i Factoring will add 10 days relative to the last DSO conveyed by the Client.

The calculation method of the Client’s DSO is the following:

DSO = 365 * (account 411 client accounts + account 413 unexpired items) at the end of the month

(Net turnover in the preceding month + the month’s turnover) *6

For information purposes, the reference rates as of 31st May 2014 are the following:

Euribor 3 months = 0.325%, plus 0.80%, that is on the Effective Date of this Agreement: 1.125%.

The Parties agree that the DSO established for the first balance transfer is the following:

52 days

As an indicator, the effective overall rate is calculated as follows:

for an advance of 7,430,580 Euros, performed once and through transfer, an average recovery of 52 days declared by the Client (DSO) plus five days, the annualized rate is

1.          175%.

It develops according to the variation in the reference rate and in the DSO declared by the Client.

The annual percentage rate will be calculated only on the outstanding items actually financed by Crédit Agricole Leasing & Factoring.

b)     When financing is made by promissory note as cited in Article 6-2, an HT Commission will be charged on a promissory note of 0.32% per annum, collected on the amount of the issued promissory note and calculated on the base of the aforementioned DSO plus 5 days.

10-3 Confirmation Commission

Crédit Agricole Leasing 8i Factoring and the Client agree to the application of a confirmation commission the terms of which are subject to a separate agreement (Appendix 12).

10-4  Taxation

In general, the Client pays Crédit Agricole Leasing 8i Factoring for all taxes, tax rights and accessories present and future that may be due under the Agreement. This provision will apply to operations conducted after the change in regulations unless the latter imposes a retroactivity.

ARTICLE 11 - TELEMATIC SERVICES

11-1  Subject

Crédit Agricole Leasing & Factoring will make available to the Client a computerised trading service.

The purpose of this service is to enable the Client to remotely view information about the various accounts managed by Crédit Agricole Leasing & Factoring under the factoring agreement.

In particular, data concerning the accounts of the Buyers and the Client are conveyed by this service as information and provided there are operations under way.

It requires a monthly subscription of 40 Euros, tax not included.

The Client benefits from a quota of 500 Buyer Account openings for a valid period of 6 months

Beyond the quota or the aforesaid period of validity, these account opening costs will be invoiced in terms of the effective rate, according to the rate guide attached in Appendix 7.

Furthermore, Crédit Agricole Leasing & Factoring will be able to carry out the closing of any Buyer Account that was dormant for a minimum continuous period of 12 months.

11-2  Confidentiality

Crédit Agricole Leasing & Factoring will provide the Client with a confidential access code to the service. The Client assumes full responsibility for the use and safekeeping of his access code as well as for possible consequences of a voluntary or involuntary disclosure to a third party. Likewise, the Client will forbid use of this service by, or for the benefit of, a third party.

11-3  Continuity of Service

Crédit Agricole Leasing & Factoring reserves to itself the possibility of connecting the specific server as a complement to or substitute for the Internet or any other means of communication. In that case, Crédit Agricole Leasing & Factoring will convey all necessary recommendations and information. By express agreement, the connection to the Internet or any other means of communication does not constitute a substantial modification of the Agreement that would justify its being called into question by the Client, even assuming that the drafting of an amendment may be required.

The Client’s own Internet site is governed by the Standard Terms of Use mentioned on the site and in this Agreement.

11-4  Probative force

Notwithstanding the provisions of Article L110-3 of the Commercial Code and with the execution of this Agreement in mind, the Parties agree to confer to these trades and their computerized recordings the same probative value as paper documents, unless agreed otherwise. Three months after provision of the information by Crédit Agricole Leasing & Factoring, no claim will be admissible and the latter is required to maintain its operating reports for one year after its issuance.

11-5  Liability

In no way can Crédit Agricole Leasing & Factoring be held responsible for any interruption of service in the event of force majeure, a failure in the operation of the hardware or of the telecommunications networks or those of its technical service providers. Similarly, Crédit Agricole Leasing & Factoring cannot be blamed for any service malfunction since such failure is caused by misuse of the service by the Client or one of his employees or is caused by the Client’s inadequate hardware and software.

11.6  Computerised Trading

The Client agrees to set up, at his expense, the computer connections meeting technical specifications according to the IT specifications Appendix 1, with a view to enabling the transmission of the following files to Crédit Agricole Leasing & Factoring: H  The Buyers’ file

h             The file of unpaid and unexpired writings.

The first Balance Transfer will take place after validation of computer tests in accordance with the IT specifications of Crédit Agricole Leasing & Factoring and are subject to compliance of the computerised trades.

If Crédit Agricole Leasing & Factoring is unable to use tele transmission, it will notify the Client and ask him, if necessary, to re-transmit the data after making the necessary corrections.

Crédit Agricole Leasing & Factoring cannot be held liable for delays in financing invoices resulting from operating delays caused by the Client.

ARTICLE 12 - OBLIGATIONS CONCERNING INFORMATION

Article 12-1 Control - Breach

Client recognizes the right of Crédit Agricole Leasing & Factoring, and any person designated by it, to obtain disclosure of all documents to ensure compliance with contractual obligations and to monitor the sincerity and exactitude of the material provided in carrying out all useful verification and auditing. The Client undertakes to facilitate Crédit Agricole Leasing & Factoring the exercise of this right by providing all reasonable assistance.

In particular, the Client authorises Crédit Agricole Leasing & Factoring to undertake verification of activities linked to the Credit Insurance Agreement, including the declarations set forth in the said Credit Insurance Agreement.

As such, the Client agrees to transmit to Crédit Agricole Leasing & Factoring before the legal publication deadline his record, certified by his auditors as required by law, and related documents as well as his semi-annual accounting situation.

As soon as possible, the Client must inform Crédit Agricole Leasing & Factoring of actions or events significantly affecting the rights of the latter to the transferred receivables.

The Client undertakes to inform Crédit Agricole Leasing & Factoring of any substantial changes in its leadership or among its shareholders — if such change results in the Client not being directly or indirectly controlled by the ALBEA Group in his legal position or his business affairs — and to forward any supporting documents relating to these events.

Crédit Agricole Leasing & Factoring has the right to carry out a recovery control, or have one carried out, at least twice a year in order to ensure that the Client remains in compliance with the obligations imposed upon him by the Agreement. Crédit Agricole Leasing & Factoring will inform the Client of any audit thirty days before the date of the audit.

In order to do this, the Client authorises Crédit Agricole Leasing & Factoring to collect an annual flat commission for audit fees of € 1,334 excluding taxes, payable in full on 1st January of each calendar year, and which may be charged in advance in two equal instalments in January and July.

Under the Authorisation of Management and Recovery set forth in Article 4-1, le Client undertakes to provide all assistance to Crédit Agricole Leasing & Factoring for the purpose of implementation of all circularisation procedures on company letterhead, Receivables sold by subrogation that Crédit Agricole Leasing & Factoring would consider necessary for the exercise of the right of control of recovery. Those circularisation processes shall be sent by the Client. Answers will be addressed to his Auditor.

Furthermore, the Client agrees to convey the suppliers’ aged balance to Credit Agricole Leasing & Factoring within 8 business days of the request of the latter.

12-2  Personal data

In conformity with Law No. 78-17 of 6th January 1978, relative to computers, files and individual liberties, the personal information collected as part of the Agreement are for Crédit Agricole Leasing & Factoring which, by express agreement, is authorized to store, use and communicate them to Crédit Agricole Group companies and its insurers for the sole purpose of the Agreement.

The data are not likely to be subject to computer processing other than what is necessary under the Agreement.

Except by prior express agreement by the Client, the latter opposes any conveyance of data to third parties for commercial purposes.

The personal information collected as part of the Agreement is stored in accordance with rules prescribed by the “Information Technology and Individual Liberties” law, and is stored for a duration justified by the finality of its processing time.

The client has rights of access, modification, correction and deletion of information concerning him.

In order to exercise those rights, the Client need only send a letter to the following address:

Crédit Agricole Leasing & Factoring Legal and Compliance Department
12 Place des États-Unis CS 20001
92548 MONTROUGE cedex

ARTICLE 13 - NON-DISCLOSURE

13-1  Crédit Agricole Leasing & Factoring is rightfully authorised at any time to notify the third parties hereafter identified of the Agreement’s existence and its quality of being a subrogate:

Auditors for Crédit Agricole Leasing & Factoring,

Banks of the Crédit Agricole group and Banks in a continuous relationship with the Client.

Except by the Client’s written accord, Credit Agricole Leasing & Factoring is prohibited from communicating, directly or through an intermediary, information about the Client or the contents of the Agreement to any party other than Banks of the Crédit Agricole group and the auditors of Crédit Agricole Leasing & Factoring.

13-2  All information Crédit Agricole Leasing & Factoring provides for the Client under the Agreement is confidential. Except by the written agreement of Crédit Agricole Leasing & Factoring, the Client may not divulge such information, directly or through an intermediary, to any third party other than a company in the ALBEA group and the Client’s auditors or of the said companies.

ARTICLE 14 - DURATION OF THE AGREEMENT - TERMINATION

14-1        Term

This Agreement enters into effect on the date of the first Balance Transfer by the two parties (Effective Date).

This Agreement is concluded for a term of 3 years as of its Effective Date. During that term, the conditions relative to the termination of the Agreement are limited to the application of Articles 14-2 and 14-3 of this Agreement.

It is expressly agreed that the parties will meet 6 months, at the maximum, before the end of that 3-year period in order to jointly draw up the terms for the continuation of contractual relations.

14-2           Termination by Crédit Agricole Leasing & Factoring

Credit Agricole Leasing & Factoring may terminate this Agreement without notice by informing the Client via registered letter with acknowledgement of receipt in the case of seriously reprehensible conduct by the Client and / or in the case that the position of the latter turns out to be irreparably compromised, notably in the following instances:

a)            non-compliance by the Client with obligations imposed on him under the Agreement after prior notice was sent by registered letter with acknowledgement of receipt to the Client by Crédit Agricole Leasing & Factoring and the matter remains unresolved after eight (8) working days from the receipt of the said prior notice,

b)            appointment of a receiver or of an ad hoc authorised representative, complete cessation of activity, voluntary liquidation without continued activity, opening of a conciliation process which characterises the Client’s obvious inability to cope with his continued operation,

c)             no warning by the Client of the substantial change in his legal position or his business, its shareholders or leadership since, in the latter two cases, the Client would not be controlled directly or indirectly by the ALBEA Group;

d)            significant deterioration in the Client’s financial condition, notably the existence of unpaid bills, registration of Public Treasury or URSSAF privileges characterizing the Client’s obvious inability to cope with his continued operation,

e)             significant delays or aggravation of late payments to the Client’s suppliers and other privileged creditors,

f)             repossessions (or equivalent procedures) at the Client’s expense,

g)             serious irregularities in Client’s bookkeeping,

h)            disappearance, revocation, non-compliance or refusal to renew warranties that may be allowed under the Agreement,

i)              persistent omission or retention of information or misrepresentation in reporting provided by the Client at the time of signing or during the Agreement,

j) termination of the Credit Insurance Agreement, (in this case, the termination of this Agreement will take place on the effective date of the termination of the Credit Insurance Agreement),

k) in the event of a serious and / or repeated breach of the Credit Insurance Agreement by the Client having a significant harmful effect on the Factoring Agreement,

I) In the event Crédit Agricole Leasing 81 Factoring is unable to fully or partially benefit from its right to indemnities set forth in Article 5 and from its effects owing to non-compliance by the Client with the clauses in the Credit Insurance Agreement.

14-3           Termination by the Client

The Client may rightfully terminate this Agreement without prior notice by informing Crédit Agricole Leasing 8i Factoring via registered letter with acknowledgement of receipt, in the case of a serious failure by Crédit Agricole Leasing & Factoring to fulfil its obligations under the Agreement after prior notice was sent by registered letter with acknowledgement of receipt sent to Crédit Agricole Leasing 8i Factoring by the Client and the matter remains unresolved after eight 8 working days from the receipt of the said prior notice.

14-4        Consequences of the termination

a)            Cessation of Balance transfers

No Balance Transfer shall be made as of the Termination Date of the Agreement, except as provided in Article 7-2 d) 2) i). Subject to this, this Agreement’s provisions shall remain in effect after the Agreement’s termination date and does so until the complete clearance of accounts, it being understood that clauses 2-4, 4-3 c, d and e) shall remain applicable after the Date of Clearance of Accounts as defined in Article 14-4 b).

b)            Clearance of the Accounts

It is understood that the accounts will be considered completely cleared when the sold Receivables have been paid for by the Buyers or cancelled by having or they will be held face to face, Buyers having been subject of a Third Party Claim Filing or of a Judicial Insolvency motion. The Client undertakes to convey to Crédit Agricole Leasing & Factoring once a month the list of Buyers’ files and any useful information sent by all written means from the Credit Insurance Company and that relates to the monitoring of the file Buyer file under consideration.

c)             Raising of pledges on the paid accounts targeted under Articles 7-2 d) 3) and 8-6

i)              - Raising of the pledge for the paid account targeted under Article 7-2 d) 3)

At the end of each month, Crédit Agricole Leasing 8i Factoring will conduct partial discharges of the situations referred to in Article 7-2 d) 2) ii), except in cases of repossession or of a Notice to Third Holder made on the Current Account referred to in Article 7 of this Agreement.

ii)             - Lifting of securities on the paid account pursuant to Article 8-6

Crédit Agricole Leasing & Factoring will carry out partial withdrawals on the security at the end of each month once the balance of the paid account becomes greater than the agreed balance pursuant to the provisions in Article 8-2, except in the case of seizure or Third Party Debt Order operated on the Current Account pursuant to Article 7 of this Agreement.

d)            Closing the Receipts Account

Crédit Agricole Leasing &. Factoring will close the Dedicated Receipts Account on the Auditing Date defined in Article 14-4 b).

ARTICLE 15 - MISCELLANEOUS TERMS AND CONDITIONS

15-1           Rights of the Parties

The non-exercising or deferred exercising by the Client or Crédit Agricole Leasing &. Factoring of any right resulting from the Agreement will not constitute a renunciation of said right.

15-2           Transfer of rights

Except in the case of written agreement from Crédit Agricole Leasing & Factoring, the Client may not under any circumstance:

transfer in any way all or part of its rights and obligations it enjoys pursuant to the Agreement to a third party, substitute itself by a third party for the execution of the obligations bestowed upon it by the Agreement.

Crédit Agricole Leasing & Factoring may not under any circumstance transfer in any way all or part of its rights enjoys pursuant to the Agreement to a third party.

Crédit Agricole Leasing & Factoring may substitute itself by a company in its group or any other third party for the purpose of managing certain operations entered into in the execution of the Agreement, with the exclusion of Financing. Crédit Agricole Leasing & Factoring shall assume full liability vis-à-vis the Client for the operations entrusted to any third party.

15-3           Interpretation et Definitions

In the event of difficulties of interpretation between any of the clause headings and any of the clauses whatsoever, the headings will be deemed non-existent. The Agreement and its supplementary clauses as well as the Annexes define the entirety of the obligations of the Parties. They annul and replace any previous letter, proposition, offer and convention.

The Annexes are made up of the following documents:

•              IT Specifications referred to in Article 2-2 (Annex 1)

•              Subrogation Release Form referred to in Article 2-2 (Annex 2)

•              Permanent Subrogation Release Form Template referred to in Article 2-2 (Annex 3)

•              Recovery Procedure referred to in Article 4-1 (Annex 4)

•              Delegation of Powers referring in particular to operations on the Dedicated Receipts Account referred to in Article 9 (Annex 5)

•              Letter from LCL concerning bank charges (Annex 5bis)

•              Definitions (Annex 6)

•              Price Guide referred to in Article 11-1 (Annex 7)

•              Certified copy of the Credit Insurance Agreement and the original co-insurance addendum (Annex 8)

•              List, dating less than 60 days previously, of Approvals issued by the Credit Insurance Company (Annex 9)

•              Convention governing discounts by promissory note (Annex 10)

•              Framework convention concerning minimum commission for factoring (Annex 11)

•              Framework convention concerning minimum commission for factoring (Annex 12)

•              List of countries excluded from the scope of this present Agreement (Annex 13)

ARTICLE 16 - JURISDICTION - APPLICABLE LAW

All disputes that may arise from this Agreement are, by express agreement, subject to the competence of the Tribunal de Commerce de PARIS (Paris Commercial Court).

This Agreement is governed by French Law whether it affects its interpretation or its execution. In this regard, the Parties elect domicile at their respective registered offices.

If a version of this Agreement was also created in a foreign language and signed by the Parties, the latter recognise that the French Agreement has legal force.

ARTICLE 17 - SUSPENSIVE CLAUSES

The Client must have provided Crédit Agricole Leasing & Factoring with the following documents by the signing date:

•              An original copy of the Company Register, type K Bis, dating back at least three months,

•              A certified copy of the original articles of association,

•              A copy of the identity card of the manager and of every person authorised by a power to intervene in the execution of this Agreement,

•              The accounting scheme of the client relative to the factoring operations,

•              The delegation of powers referring in particular to operations on the Dedicated Receipts Account referred to in Article 9,

•              Certified copy of the original Credit Insurance Policy

•              List, dating less than 60 days previously, of Approvals issued by the Credit Insurance Company

•              Convention governing discounts by promissory note

•              Framework convention concerning minimum commission for factoring

•              Framework convention concerning minimum commission for factoring

•              Payment of the loan origination fee of the sum of €20 000 excluding taxes pursuant to this Agreement

The Client must have provided Crédit Agricole Leasing & Factoring with the following elements before the Date of Implementation:

•              The setting up of IT relations referred to in Article 11 of this Agreement and validation of the conformity of the electronic exchange of data,

ARTICLE 18- SIGNATORIES

The signatories of this Agreement are the legal representatives of the Client and of Crédit Agricole Leasing & Factoring or their duly authorized representatives. They undertake to ensure, on behalf of the Party they represent, the respect of the contractual obligations incumbent on the latter.

Drawn up in two copies in Paris, 23 June 2014	Crédit Agricole Leasing & Factoring
The Client

ILLAUD
Authorized stamp and signatures

LCL
Banking and insurance	FACTORING

EUROPEAN FACTORING CONTRACT

EUROPEAN PASS

Crédit Agricole Leasing & Factoring

MAILING ADDRESS: 12 PLACE DES ÉTAT-UNIS, CS 2000I, 92548 MONTROUGE CEDEX — FRANCE

REGISTERED OFFICE: 12 PLACE DES ÉTAT-UNIS, 92120 MONTROUGE.

Tel.: +33 (0) 1 43 23 70 00 — factoring.lcl.fr

Autorité de Contrôle Prudentiel et de Résolution (French Prudential Supervisory Authority)-approved corporation — Corporation with a capital of 195,257,220 euros — Registered in Nanterre under number 692 029 457 — Siret number 692 029 457 01126 — Intra-community VAT number FR 02 692 029 457 — APE (trade sector code) number 6492Z

THIS FACTORING CONTRACT is entered into by and between the FOLLOWING PARTIES:

1.              CREDIT AGRICOLE LEASING & FACTORING, a company incorporated under French law, with its registered office at 12 place des États-Unis — 92120 Montrouge — France, registered in the Nanterre Company and Trade Register under number 33.371.259, the representative of which is duly authorised for the purposes of this Contract (“Crédit Agricole Leasing & Factoring”);

2.              ALBEA BEAUTY SOLUTIONS EUROPE S.A.S., a company incorporated under French law, with its registered office at GENNEVILLIERS (92230), ZAC des Barbanniers, 1 Avenue du Général de Gaulle, registered in the NANTERRE Company and Trade Register under number 400273116, the representative of which is duly authorised for the purposes of this Contract (“Albéa Beauty Solutions Europe SAS”); and

3.              ALBEA TUBES France S.A.S., a company incorporated under French law, with its registered office at SAINTE-MENEHOULD (51800), rue de la Sucrerie Zone, registered CHALONS EN CHAMPAGNE Company and Trade Register under number 377679840, the representative of which is duly authorised for the purposes of this Contract (“Albéa Tubes France SAS”); and

4.              SOCIETE FRANCAISE DE GALVANOPLASTIE (SFG), a company incorporated under French law, with its registered office at BERNAVILLE (80 370), Route de Prouville, registered in the AMIENS Company and Trade Register under number 33376017, the representative of which is duly authorised for the purposes of this Contract (“Société Française de Galvanoplastie SAS”); and

5.              ALBEA SIMANDRE S.A.S.U., a company incorporated under French law, with its registered office at SIMANDRE (71 290), Zone Industrielle, registered in the CHALONS SUR SAONE Company and Trade Register under number 342438785, the representative of which is duly authorised for the purposes of this Contract (“Albéa Simandre SASU”); and

6.              ALBEA LE TREPORT S.A.S., a company incorporated under French law, with its registered office at TREPORT (76 470), 15B Route Nationale, registered in the DIEPPE Company and Trade Register under number 326050044, the representative of which is duly authorised for the purposes of this Contract (“Albéa Le Tréport SAS”)

7.              ALBEA LACROST S.A.S., a company incorporated under French law, with its registered office at LACROST (71 700), chemin des Croux, registered in the MACON Company and Trade Register under number 410268767, the representative of which is duly authorised for the purposes of this Contract (“Albéa Lacrost SAS”),

8.              ALBEA POLAND sp. z o.o., a company incorporated under Polish law, with its registered office at LODZ (90349), UL KS TYMIENIECKIEGO, 22/24, registered in the LODZ Company and Trade Register under number 0000086324, the representative of which is duly authorised for the purposes of this Contract (“Albéa Poland sp zoo”),

9.              ALBEA WARSAW sp z o.o., a company incorporated under Polish law, with its registered office at GORA KALWARIA (05-532), Lubinska 1B, Lubna, registered in the WARSAW Company and Trade Register under number 167599, the representative of which is duly authorised for the purposes of this Contract (“Albéa Warsaw sp zoo”),

10.       ALBEA HPC sp. z o.o., a company incorporated under Polish law, with its registered office at LODZ (92-517), U1 Manewrowa 6/10, registered in the LODZ Company and Trade Register under number 226609, the representative of which is duly authorised for the purposes of this Contract (“Albéa HPC sp zoo”),

11.       ALBEA TUBES ITALY S.p.A., a company incorporated under Italian law, with its registered office at MILANO (20 124), via Vittor Pisani 20, registered in the MILAN Company and Trade Register under number MI-340296, the representative of which is duly authorised for the purposes of this Contract (“Aléa tubes Italy SpA”),

12.       ALBEA COSMETICS ITALY S.p.A., a company incorporated under Italian law, with its registered office at MILANO (20 124), via Vittor Pisani 16, registered in the MILAN Company and Trade Register under number MI-1754955, the representative of which is duly authorised for the purposes of this Contract (“Albéa Cosmetics Italy SpA”),

13.       ALBEA DEUTSCHLAND GmbH, a company incorporate under German law, with its registered office at SCHESSLITZ (96110), Bamberger Strasse 25, registered in the BAMBERG Company and Trade Register under number HRB 4574, the representative of which is duly authorised for the purposes of this Contract (“Albéa Deutschland GmbH”),

14.       ALBEA UK Limited, a company incorporated under English law, with its registered office at ESSEX (C04 9AE), De Novo House, Newcomen Way, Colchester, registered in the LONDON Company and Trade Register under number 00061652, the representative of which is duly authorised for the purposes of this Contract (“Albéa UK Limited”),

15.       ALBEA ALKMAAR B.V., a company incorporated under Dutch law, with its registered office at ALKMAAR (1812RE), Ivoorstraat 9, registered in the ALKMAAR Company and Trade Register under number 34063322, the representative of which is duly authorised for the purposes of this Contract (“Albéa Alkmaar BV”), referred to individually as “the CLIENT” and collectively as “the CLIENTS”.

hereinafter collectively referred to as “the Parties” or individually as “the Party”.

Table of Contents

Preamble

1.	Interpretation and introduction
2.	Appointment of CMI as agent
3.	Third-party service provider
4.	Assignment of receivables
5.	Exclusions
6.	Receivables submission
7.	Approval of receivables
8.	Third-party debt insurance
9.	Current account
10.	Financing
11.	Financing limit
12.	Disputes — Outstanding debit balance on current account
13.	Credit Notes
14.	Guarantee account
15.	Reserve accounts and funds
16.	Collection of assigned debts
17.	Remuneration
18.	Declarations, guarantees, liabilities and indemnities
19.	Communications
20.	Audits
21.	Default
22.	Contract term — Termination
23.	Miscellaneous provisions
24.	Confidentiality
25.	Costs and expenses
26.	Signature
27.	Applicable law and jurisdiction

Schedule 1	Assignment applicable to assigned debts

Schedule 2	Definitions

Schedule 3	Special conditions

Schedule 4	General terms of use of EOL

Schedule 5	Pricing schedule

Schedule 6	Master agreement on the minimum factoring fee

Schedule 7	Master agreement on financing limit and confirmation commission

PREAMBLE

Crédit Agricole Leasing & Factoring is a financial institution whose corporate purpose is to buy, manage and finance Receivables.

Its Clients are a group of companies whose main activity involves making and selling packaging.

Crédit Agricole Leasing & Factoring offers the Clients, including Albéa Beauty Solutions Europe S.A.S., acting in its name and on its behalf as agent in the name of and on behalf of each of the Clients (Centre of Main Interest, hereinafter “CMI”), a service which may include coverage of the risk of insolvency of their Debtors, financing, and collection of their Debts.

As a result, the Clients shall assign to Crédit Agricole Leasing & Factoring all their Trade receivables which meet the requirements set out below. The Assignment of such Receivables shall be in accordance with the rules of the law applicable to said Receivables.

IT IS HEREBY AGREED AS FOLLOWS:

1.             INTERPRETATION AND INTRODUCTION

1.1          Contract documentation

The European factoring agreement (the “Contract”) comprises the present general terms and conditions and schedules.

1.2          Divergence

In case of divergence between the schedules attached to this contract, on the one hand, and the terms of the Contract on the other, the schedules shall prevail.

1.3          Definitions

Except as otherwise provided herein, the terms used in the Contract shall have the meanings assigned to such terms in schedule 2.

1.4          Exclusivity

The Contract exclusively contains all the terms agreed to by the Parties; the Contract replaces any prior agreement, convention or contract relating to the financing of the Clients’ Trade receivables by Crédit Agricole Leasing & Factoring.

2.              APPOINTMENT OF THE CMI AS AGENT

2.1    Each Client hereby appoints Albéa Beauty Solutions Europe S.A.S. as agent, referred to as the CMI, with the mission to perform all rights and obligations arising from the Contract.

The CMI hereby accepts to carry out the task entrusted to it and undertakes to discharge its mandate in a prudent, diligent and professional manner.

Each Client and the CMI hereby undertake to provide to Crédit Agricole Leasing & Factoring all documentation necessary to ensure the effectiveness of this appointment.

As a result of this mandate, Crédit Agricole Leasing & Factoring shall be relieved of all its obligations in respect of each Client if it honoured such obligations to the CMI. The provisions of the Contract shall be interpreted accordingly.

2.2                               Unless the context calls for a different interpretation, the CMI shall be considered to be acting both on its behalf and on that of each Client.

2.3                               The Clients and the CMI shall be responsible for the signing of any agreements necessary for the conclusion of the contract.

3.                                      THIRD-PARTY SERVICE PROVIDER

3.1                               For the purposes of the Contract, Crédit Agricole Leasing & Factoring, subject to first informing the Clients, is entitled to appoint one or several third parties (“Service providers”) to honour, on its behalf, some of its obligations under the Contract, on the understanding that Crédit Agricole Leasing & Factoring in such a case continues to be liable to the Client, or, depending on the case, the CMI. Each Client immediately accepts the appointment of the following companies as Service providers:

(a)                                 any company of the Crédit Agricole Leasing & Factoring group, and

(b)                                 any company of the IFG Group and/or FCI.

3.2                               Each Client may be assisted or represented by one or several third parties in undertaking some of the transactions for which it is responsible under the Contract, subject to:

(a)           such a Client remaining at all times answerable to Crédit Agricole Leasing & Factoring with regards to the performance of such transactions;

(b)           the third party in question making a direct commitment to Crédit Agricole Leasing & Factoring to fulfil all of the Client’s obligations under the Contract; and

(c)           Crédit Agricole Leasing & Factoring granting prior written authorisation for such appointment to the Client.

4.              ASSIGNMENT OF RECEIVABLES

4.1    Each Client or, depending on the case, the CMI, undertakes to Assign to Crédit Agricole Leasing & Factoring all its receivables arising from the Effective Date, and this over the entire term of the Contract, in accordance with the terms and conditions set out in the Contract.

Over the entire term of the Contract, the Clients shall not raise finance from their Receivables from a third party in any form whatsoever.

4.2                               The Parties agree that each Assignment of Receivables shall be made as specified in schedule 1, in accordance with the legal provisions governing the Receivables concerned in line with the terms and conditions approved by Crédit Agricole Leasing & Factoring.

4.3                               The assignment of each Receivable shall include all the Related Fees and Charges related to such Receivable.

4.4                               The Purchase Price of a Receivable shall be equal to its face amount (including VAT). It shall be paid as set out under article 9.2 of the general terms and conditions.

4.5                               Crédit Agricole Leasing & Factoring shall not be liable to anyone with respect to the rights and obligations arising from the Sales Agreement and shall not be accountable for the total or partial non-performance, or the improper performance of the contract.

4.6                               Crédit Agricole Leasing & Factoring shall by means of a separate document forward to the Clients concerned and/or, depending on the case, to the CMI, the details of the Assignments of Receivables, namely:

• Model of the deed used to Assign Receivables to Crédit Agricole Leasing & Factoring;

• Mention of the assignment to be stamped on invoices by the Client or, depending on the case, the CMI;

• Model of the notice to be sent to the Client or, depending on the case, to the CMI, Debtors.

5.                                      EXCLUSIONS

5.1                               The following Receivables shall be excluded from the scope of the Contract:

(a)         those representing progress invoicing; or

(b)         those owed by an individual; or

(c)          those relating to services or supplies provided by a sub-contractor; or

(d)         those that are issued to the Client’s Debtors which are also its suppliers; or

(e)          those whose Debtor (i) has moved its registered office or main place of business out of an Agreed Debtor Country, (ii) or is not incorporated in accordance with the law of an Agreed Debtor Country; or

(f)           those whose Debtor does not meet the expected fit and proper requirements or if its country of residence is experiencing conditions, especially political and economic, in conflict with established financial security standards; or

(g)         those owed by a Debtor which is an Affiliate of a Client or which has financial ties or common shareholders with the Client or involved in its control or management, or if the Receivables are considered by Crédit Agricole Leasing & Factoring to be an intercompany account or an internal account; or.

(h)         those which represent the provision or consignment, an advance invoice, conditional sale, sale with right of return, sale on approval, sale on consignment or any other repurchase or return option; or

(i)           those for which the method of payment is by cash;

as well as the receivables mentioned in article 1 para. (4) of the Special Conditions set out in schedule 3.

Compliance with these exclusions shall be the responsibility of the Client or the CMI, depending on the case.

5.2                                      Crédit Agricole Leasing & Factoring is not bound to buy a Client’ Receivables where, at the time of the proposed Submission:

(a)           one of the disclosures made or guarantees provided by each of the Clients and the CMI referred to in article 18 of the general terms and conditions is void and/or inaccurate;

(b)           an incident of default referred to in article 21 of the general terms and conditions has occurred.

6.              SUBMISSION OF RECEIVABLES

6.1       Each Client or, depending on the case, the CMI, shall forward to Crédit Agricole Leasing & Factoring each receivable together with the documents and supporting documentation provided for in the special condition as soon as it is issued.

Any Debt amounting to €200,000 must be accompanied by a purchase order and a proof of the delivery or service.

6.2       Where a Client or, depending on the case, the CMI, cannot forward the documents and supporting documentation referred to in the special conditions with regard to a Debt, such Client or, depending on the case, the CMI, shall forward the Debt to Crédit Agricole Leasing & Factoring, separately from any other Receivables included in the Submission concerned and shall clearly identify it accordingly in the Submission in question.

6.3       In addition to the other obligations under the Contract, each Client or, depending on the case, the CMI, by including a Debt in a Submission, warrants to Crédit Agricole Leasing & Factoring that:

(a)         The information provided in the Submission is correct and complete;

(b)         The Debt, governed by the law of the Client’s country, corresponds to an actual and fully executed Sales Contract, the price and payment terms of which correspond to the provisions of the Sales Contract, which contract must be concluded as part of the Client’s usual business;

(c)          Invoices are issued in accordance with the applicable law and in particular include the payment method and due date.

(d)        The Debt is payable in the Client’s country and that the Client has no obligation towards the Debtor or any third party that may reduce the Debt amount or affect its payment to Crédit Agricole Leasing & Factoring.

(e)          No amendment to the payment method occurred after the delivery and/or provision of the services.

(f)           The Debt is freely assignable to Crédit Agricole Leasing & Factoring, free of any charge or third-party right , and more generally, that no legal or contractual rule impedes the transfer of the Debt in question

(g)         The Client or, depending on the case, the CMI, shall provide to Crédit Agricole Leasing & Factoring within a reasonable timeframe any information on Debtors, including changes in their status, address or solvency, as well as supporting documents for any order and the execution of any Sales Contract which Crédit Agricole Leasing & Factoring may request from them.

7.   APPROVAL OF RECEIVABLES

7.1   Scope — Definition

Before submitting Receivables, Debtors must receive an approval in the form of a credit limit set by Crédit Agricole Leasing & Factoring.

If the Debt is not contested and subject to the Client fulfilling its obligations under the Contract, Crédit Agricole Leasing & Factoring shall bear responsibility, up to the approved limits in force, for Receivables in the event of non-payment due exclusively to the insolvency of the Debtors. Such insolvency shall be established by the initiation of insolvency, receivership or compulsory liquidation proceedings or equivalent proceedings in the case of foreign Debtors.

Applications for approval must be made, unless as otherwise provided, via computerised exchange of information as provided for in schedule 4. Any response to an application for approval received via computerised exchange of information shall be confirmed by all appropriate means.

The crediting of Receivables to the Current Account shall not imply their approval. Unapproved Receivables may be debited from the Current Account at any time.

Crédit Agricole Leasing & Factoring may demand that some business transactions be submitted for approval before being undertaken.

In any case, an application must first be requested once the Client agrees to specific conditions of payment or delivery before or after taking the order.

The amount of the approved outstandings, which may be granted for a limited period to a Debtor, shall be restored as and when the Receivables are actually collected.

Where default in the payment of an approved amount is due to any cause other than the Debtor’s insolvency, Crédit Agricole Leasing & Factoring shall at any time have the right of recourse in respect of the Client for the receivables remaining fully or partially outstanding, and may thus demand immediate repayment of Receivables by debiting them from the Current Account.

Where the Debtor or a third party contests the approved Debt, Crédit Agricole Leasing & Factoring may initiate legal proceedings; the Debt shall be allocated to a Reserve Fund, with Crédit Agricole Leasing & Factoring continuing to be its owner until its rights are recognised by a final court decision. The allocation to the Reserve Fund shall then be cancelled in the amounts corresponding to the afore-mentioned decision.

Fees and charges incurred in legal proceedings shall be borne by Crédit Agricole Leasing & Factoring for the Approved receivables. For Unapproved receivables, they shall be borne by the client or, depending on the case, by the CMI; the same applies to initially approved receivables if it turns out that their non-payment is not due to the Debtor’s insolvency.

7.2    Changes

The credit limit may be changed or revoked without notice and shall at that point cease to be renewable. The same applies when the Contract is terminated. However, the reduction or revocation of the credit limit shall only affect Receivables transferred subsequently.

In the event that the approval amount is disputed, the Client shall produce, for the purpose of supporting their application, any document issued by Crédit Agricole Leasing & Factoring attesting to the existence of the approval.

Failure to provide information or the provision of erroneous information by the Client when applying for approval shall retroactively render the credit line null and void.

Each Client or, depending on the case, the CMI shall, over the term of the Contract, communicate to Crédit Agricole Leasing & Factoring any events regarding the Debtor and/or the Sales Contract which might affect the credit limit.

7.3    Exceptions

As an exception to article 7.1(2) of the general terms and conditions, the Client shall remain jointly and severally liable for the payment of transferred receivables in the following cases:

(a)         Where there is no approval or the outstandings exceed the approved amount, up to the limit of the excess recorded on the date of Default by the Debtor or, where it occurred earlier, on the date of revocation of the approval,

(b)         Payment default when an approved debt falls due, based on an exception deriving from its relationship with the Debtor or with third parties, or a discrepancy in collection resulting mainly from a difference in exchange,

(c)          Receivables not covered by the Contract or for which the Client has other cover provided by a credit insurance company or a credit institution authorised to operate in France,

(d)         The discounts set out in the special conditions proportionally to their amount,

(e)          Breach by the Client of its contract obligations.

7.4    Exclusions

Receivables Assigned from a Debtor who is in receivership or compulsory liquidation, or is the subject of an arrangement with its creditors, prior to the assignment, shall be excluded from approval. The same applies to Receivables related to Foreign debtors that are the subject of equivalent proceedings.

Also excluded from the cover are Unpaid receivables deriving from the legally established insolvency of a Debtor due directly or indirectly to an event characterised by exteriority, unpredictability and irresistibility constituting force majeure.

7.5    Confidentiality

Clients or, depending on the case, the CMI, shall abstain from disclosing to a Debtor or any other person, any information made available in connection with the issuance of credit limits without the prior written authorisation of Crédit Agricole Leasing & Factoring.

8.              THIRD-PARTY DEBT INSURANCE

8.1                       Each Client or, depending on the case, the CMI, irrevocably authorises Crédit Agricole Leasing & Factoring at any time to take out a credit insurance policy on behalf of the Client concerned or, depending on the case, the CMI, with Crédit Agricole Leasing & Factoring designated under such insurance policy as beneficiary. Each Client or, depending on the case, the CMI, shall provide the necessary information and take the steps necessary to take out the insurance policy.

8.2                       If it has taken out a credit insurance policy, the Client shall transfer to Crédit Agricole Leasing & Factoring, at the same time as the Contract is concluded, all its current and future rights under the policy, in accordance with the legal provisions applicable to the policy.

Each Client undertakes to take out the policies only with reputable insurance companies.

8.3                       By way of waiver to article 7 of the general terms and conditions, Crédit Agricole Leasing & Factoring does not assume cover for Receivables transferred by each Client on account of the existence of the credit insurance policy. As a result, article 7, as well as the phrase “a service which may include coverage of the risk of insolvency of their Debtors”, in the Preamble is unenforceable and consequently suspended.

Crédit Agricole Leasing & Factoring shall include in its records the credit limits as issued by the credit insurance company without this amounting to the provision of cover by it.

8.4                       The Client or the credit insurance company shall, for each of the Debtors, immediately communicate to Crédit Agricole Leasing & Factoring the prior approval and inform Crédit Agricole Leasing & Factoring about any amendments or revocation of such approvals.

The Client authorises Crédit Agricole Leasing & Factoring to undertake checks on transactions linked to the credit insurance policy, including the disclosures provided for under the policy.

Crédit Agricole Leasing & Factoring could limit its financing to the amount of the Receivables covered by the credit insurance policy issued by the company, unless otherwise expressly specified in the Special Conditions.

8.5                       Each Client or, depending on the case, the CMI, shall request from its credit insurance company a single and/or group credit limit and shall communicate it or them to Crédit Agricole Leasing & Factoring; the lowest of the credit limits shall be considered as the credit limit applicable to the Contract. Any amendments to the credit limit granted by the credit insurance company or amendments to the terms and conditions of the credit insurance policy shall be immediately notified to Crédit Agricole Leasing & Factoring. If a credit limit granted by the credit insurance company is reduced or cancelled, the measure shall apply automatically to any credit limit set by Crédit Agricole Leasing & Factoring, unless otherwise agreed in writing.

8.6                       Each Client or, depending on the case, the CMI undertakes to:

(a)         ensure at all times that the credit insurance policy remains valid and effective;

(b)         inform its credit insurance company of the Assignment to Crédit Agricole Leasing & Factoring of rights to indemnification in particular, which derive from the credit insurance policy and instruct it to state in the policies that Crédit Agricole Leasing & Factoring is the assignee thereof;

(c)          provide to Crédit Agricole Leasing & Factoring without delay, over the term of the Contract, all original documents relating to each credit insurance policy;

(d)         provide to Crédit Agricole Leasing & Factoring the List of the credit insurance company’s most recent Approvals on the Contract Effective Date and, subsequently, every 6 months over the term of the Contract.

(e)          at Crédit Agricole Leasing & Factoring’s request, immediately instruct its insurance company to submit directly to Crédit Agricole Leasing & Factoring Premium Invoices and authorise the latter to accept such Premium Invoices on its behalf;

(f)          give Crédit Agricole Leasing & Factoring online access to all its insurance policies and all documents and/or information pertaining to them, and take any action necessary to have such access;

(g)         make all disclosures to the credit insurance company in accordance under the terms the timeframes of its policy even when the Receivables concerned would not have been debited from the Current Account;

(h)         forward to Crédit Agricole Leasing & Factoring a copy of its turnover reports, as well as documents in support of the payment of premiums or any other information attesting hereto; and

(i)            inform Crédit Agricole Leasing & Factoring about the termination of the credit insurance policy as soon as notified.

8.7                       If Crédit Agricole Leasing & Factoring pays a Premium Invoice owing by a Client or, depending on the case, the CMI, Crédit Agricole Leasing & Factoring shall debit the corresponding amount from the Client’s Current Account.

8.8                       The Clients accept that Crédit Agricole Leasing & Factoring may inform the credit insurance company about key events regarding the Contract and reciprocally authorise the credit insurance company to inform Crédit Agricole Leasing & Factoring about key events concerning the credit insurance policy.

8.9                       Any Debt regarding which payment of an indemnity is suspended, deferred, refused or cancelled by the credit insurance company (disputed receivables, application of discount or disbursement limit in particular) shall be considered as uncovered and must thus be immediately reimbursed to Crédit Agricole Leasing & Factoring in full.

9.     CURRENT ACCOUNT

9.1 Crédit Agricole Leasing & Factoring will maintain a Current Account for each Client and could subdivide it, for purely accounting purposes, into different sub-accounts. Notwithstanding this subdivision, each Current Account will be considered as a single account.

The Submissions, debts and mutual claims entering into this Current Account are only accounting items, all of the entries being fungible.

Each Client or, depending on the case, the CMI and Crédit Agricole Leasing & Factoring agree, in fact, expressly that the Debts and mutual claims which arise from the execution of the contract or all other contracts are related and indivisible, so that they are mutually serve as guarantee and are offset between them even though the conditions for legal offset would not be present.

9.2 Crédit Agricole Leasing & Factoring will credit the Current Account of each Client, mainly with the amount of the Purchase Price of the Receivables listed on a Submission. Crédit Agricole Leasing & Factoring will debit the Current Account, mainly with the amount of the financing of each Client as well as all amounts owed by each Client or, as the case may be, the CMI to Crédit Agricole Leasing & Factoring.

9.3 Crédit Agricole Leasing & Factoring will send a Current Account Statement to each Client every month by all means or, as the case may be, to the CMI. Each Current Account Statement will be payable by the Client in question or, as the case may be, by the CMI except in the case of proven error or justified dispute received by Crédit Agricole Leasing & Factoring within a period of one month from the despatch.

Crédit Agricole Leasing & Factoring shall be entitled to amend or correct any Current Account Statement addressed to a Client or, as the case may be, to the CMI. In this case, the provisions of the preceding paragraph shall apply to the amended Statement.

9.4 Crédit Agricole Leasing & Factoring remains the owner of any Debt transferred, even if the Current Account is in debit and this, until it has been effectively reimbursed.

9.5 The Current Account may not be overdrawn. In the event where the Current Account would be overdrawn, the debit balance of the Current Account would be immediately due in full.

9.6 All payments due to Crédit Agricole Leasing & Factoring by a Client or, as the case may be, by the CMI will be made in full, without deduction or offset, on their due date in an Accepted Currency.

9.7 The Current Account is closed at the date of termination of the Contract. The final closing and the balance of the Current Account are only established subject to the settlement of all current transactions.

10. FINANCING

10.1 Each Client or, as the case may be, the CMI can receive financing in the amount of 100v% of the amount of the approved Debts, within the limits of the available balance in the Current Account.

This financing is undertaken within the limits of the credit balance in the Current Account, namely after potential creation of the Guarantee Account and Reserve Account(s) and/or Reserve Fund.

Crédit Agricole Leasing & Factoring may accept to finance all or part of unapproved Debts. This option does in no way guarantee such Debts. This financing may be cancelled at any time, Crédit Agricole Leasing & Factoring remaining owner of the Debts concerned.

10.2 Unless specifically requested by the Client, or as the case may be, by the CMI, financing is made in the invoice currency.

The Client’s Current Account bears any exchange gain or loss, both upon payment by the Debtor in a currency other than that of the invoice currency and when financing is undertaken in a currency other than that of the invoice.

11.    FINANCING LIMIT

The total amount of financing that Clients benefit from or, as the case may be, the CMI under the Contract will not exceed the financing limit defined in the Special Conditions.

12.    DISPUTES - CURRENT ACCOUNT DEBIT,

12.1 If a claim is being disputed:

(a) the Client in question or, as the case may be, the CMI shall:

• immediately notify Crédit Agricole Leasing & Factoring of the circumstances relating to this dispute;

• employ its best efforts to resolve this dispute without delay, directly with the Debtor, without prejudice to the Crédit Agricole Leasing & Factoring’s right also to attempt to resolve it.

(b) Crédit Agricole Leasing & Factoring, without prejudice to any other right or remedy at its disposal may debit the Client’s Current Account with the unpaid amount or transfer it to the Reserve Fund.

12.2 The Debts will also be debited to the Current Account or transferred to the Reserve Fund, if, in particular:

(a) they remain unpaid more than 60 days after their due date; or

(b) statements, guaranties or obligations under the contract prove to be inaccurate or not respected; or

(c) they exceed the Maximum Concentration Rate when they are consolidated with all Current Debts owed by the same Debtor; or

(d) they are owed by a Debtor with whom the Client undertakes transactions exceeding his credit limits, it being understood that only the Debts owed by the Debtor beyond his credit limits will be debited from the Current Account, unless expressly otherwise provided for in the Specific conditions; or

(e) the Client has extended the payment period without Crédit Agricole Leasing & Factoring having granted its prior approval in writing; or

(f) the Client or the CMI do not comply with the terms of its credit insurance agreement if there is one, it being understood that only Debts which are no longer covered will be debited from the Current Account; or

(g) for any reason whatsoever, Crédit Agricole Leasing & Factoring does not actually become owner of a Debt or of its Related Rights and Charges.

13. CREDIT NOTES

Each Client will immediately issue all Debt related Credit Notes and will deliver them at the same time to Crédit Agricole Leasing & Factoring. At the request of Crédit Agricole Leasing & Factoring, each Client will forward all documents relating to such Credit Notes within a reasonable time.

The Credit Notes must be justified.

In the case of the submission of a Credit Note and without prejudice to any other right or remedy at its disposal, Crédit Agricole Leasing & Factoring will debit the Client’s Current Account with the amount of the Credit Note.

Credit Notes which do not comply with usual practice or which are issued to defraud the rights of Crédit Agricole Leasing & Factoring, shall be deemed unenforceable.

14.    GUARANTEE ACCOUNT

To ensure repayment of the amounts for which the Client can become indebted to Crédit Agricole Leasing & Factoring, a non-interest-bearing Guarantee Account in opened in Crédit Agricole Leasing & Factoring’s books, funded from the Debt financing, and whose operating procedures are described in the special conditions.

During the implementation of the Contract, Crédit Agricole Leasing & Factoring can draw, at any time, on the Guarantee Account the money required to cover the debit position of the Client’s Current Account, the Guarantee Account then being funded until it again reaches the agreed amount.

The amounts retained are held as a cash deposit by Crédit Agricole Leasing & Factoring. They fully off-set the potential debit balance of the Current Account at any time, including at the time of its final closure and after full settlement of the accounts. The surplus, if any, shall be repaid to the Client.

In the event of surety, assignment or seizure against the Client affecting the Guarantee Account, the latter is blocked up to the amount covered by these transactions without prejudice to Crédit Agricole Leasing & Factoring’s right to use the amounts therein for the purposes of reimbursing its own debts.

In the event of termination of the Contract without notice, the Guarantee Account is blocked up to the amount recognised on the day of termination. In the event of termination of the Contract with notice, the Guarantee Account is rendered blocked as to the amount recognised at the end of the notice.

As many sub-accounts as necessary can be created on behalf of the Client which form an integral part of the single Guarantee Account, principally for Export activity. Crédit Agricole Leasing & Factoring can convert the balance of the sub-accounts into the Accepted Currency on the basis of the indication rates on the day of the transaction.

15.    RESERVE ACCOUNTS AND FUNDS

For each Client, Crédit Agricole Leasing & Factoring may, at any time, create one or more Reserve accounts and keep funds in the Reserve Fund.

16.    COLLECTION OF ASSIGNED RECEIVABLES

As owner of the assigned Debts, Crédit Agricole Leasing & Factoring may, at its own choosing, either undertake the collection itself, or entrust this task to a service provider or even to the Client or, as the case may be, to the CMI.

16.1 Collection by Crédit Agricole Leasing & Factoring or a Service provider

(a) Collection

Crédit Agricole Leasing & Factoring is alone qualified to undertake the collection and pursue the collection of all Debts of which the ownership is transferred to them.

As such, Crédit Agricole Leasing & Factoring can perform all investigations, requests and reminders for the recovery of Debts.

Crédit Agricole Leasing & Factoring has the power to grant or deny any deferment, extension or arrangement on the transferred Debts.

The Client agrees to provide assistance to Crédit Agricole Leasing & Factoring and particularly to provide, upon their first request, all supporting documents, relevant correspondence and documents. In the event of collection through the courts, said supporting documents, validated by the Buyer must systematically be provided by the Client.

(b) Special mandate

In the case where the Means of Payment submitted to Crédit Agricole Leasing & Factoring in execution of the Contract are made payable to the order of the Client, the latter authorises Crédit Agricole Leasing & Factoring to endorse them or to settle them, if necessary, in their stead.

Any bill of exchange drawn on the Debtors’ accounts or any promissory note issued by them for the benefit of the Client, as well as any cheque issued by the Debtors in favour of the Client, must be endorsed without delay to the order of Crédit Agricole Leasing & Factoring.

Crédit Agricole Leasing & Factoring may act under a mandate of common interest under these terms by the Clients, as the case may be, the CMI, for the purposes of managing and collecting and undertaking all transactions relating thereto.

In the case where Crédit Agricole Leasing & Factoring receives, even after termination of the Contract, payments relating to Debts for which the ownership was not previously transferred, it is deemed to receive them for the Clients’ account.

The collection of these payments may, subject to proper completion, be credited to the Current Account.

(c)     Direct settlements

When the Means of Payment are sent directly to the Client or, as the case may be, to the CMI in settlement of Debts transferred to Crédit Agricole Leasing & Factoring, the Client or, as the case may be, the CMI can only receive them as a custodian of Crédit Agricole Leasing & Factoring and should, upon receipt of these payments, render or reimburse these payments to Crédit Agricole Leasing & Factoring without delay.

16.2 Collection by Clients or, as the case may be, the CMI

(a) Collection and management mandate:

If Crédit Agricole Leasing & Factoring chooses to entrust the collection of Debts on its behalf to each of its Clients or, as the case may be, to the CMI, it designates, at the start, each Client or, as the case may be, the CMI, as an agent under a common interest mandate for the purpose of collecting the Debts, managing the Means of Payment and, in general, managing the relationship with the Debtors concerned in accordance with article 16; this or these mandates will remain in effect until Crédit Agricole Leasing & Factoring terminates them or alters their scope, in accordance with article 16.3 of the general conditions.

This mandate will not be remunerated and its termination by Crédit Agricole Leasing & Factoring will not give rise to any compensation.

(b) Each Client or, as the case may be, the CMI, accepts this designation and undertakes to:

• collect the Debts without delay and with the same level of diligence as he would have employed had he remained owner of this Debt and in compliance with all laws and regulations in force;

• comply with the collection procedures validated by Crédit Agricole Leasing & Factoring and obtain written consent from Crédit Agricole Leasing & Factoring in the event of modification of those procedures;

• ensure that all claims are registered, without delay and accurately, in its Debtor Records and that its books bear a visible indication according to which its Debts were assigned to Crédit Agricole Leasing & Factoring;

• keep auxiliary accounting records and deliver to Crédit Agricole Leasing & Factoring copies of its Debtor Records as well as its reconciliation with the Current Account concerned in electronic format compatible with the systems used by Crédit Agricole Leasing & Factoring; and

• make best efforts to take all appropriate measures to protect the rights of Crédit Agricole Leasing & Factoring, including all pre-litigation or litigation initiatives.

(c) Collection accounts

Each Client or, as the case may be, the CMI, keeps a Collection Account which complies with each country’s regulations and is committed to ensuring that all Means of Payment are paid to this account.

Unless otherwise instructed by Crédit Agricole Leasing & Factoring, each Client will mention the details of its Collection Account, to the exclusion of any other account, on each invoice which it issues.

In the event where the Client and/or the CMI should receive payments from Debtors in an account other than the one mentioned above, it undertakes to transfer them, without delay, to the above account.

(d) The amount of the Means of Payment received from the Debtors is credited subject to their actual collection by Crédit Agricole Leasing & Factoring.

(e) The Client and/or the CMI, agent, must inform Crédit Agricole Leasing & Factoring of any refusal or delay in payment, dispute, deduction, relative to Debts and transmit to Crédit Agricole Leasing & Factoring, upon first request, all information and/or documents regarding such claims.

(f) The ownership of the Debt being transmitted to Crédit Agricole Leasing & Factoring, the invoices issued by each Client or, depending on the case, the CMI in representation of this Debt are deemed to be permanently available to Crédit Agricole Leasing & Factoring. Each Client and/or the CMI is committed to ensuring this complete availability and to notifying Crédit Agricole Leasing & Factoring immediately of any information on an event which occurred or which could affect this availability.

(g) Under the mandate entrusted to the Client and/or to the CMI, the latter undertakes to report any anomaly relative to the factoring accounts within a period of three months from the time of the fact causing the anomaly. After this period, it is considered that the Client and/or the CMI are granted discharge on the factoring accounts.

(h) The Client is responsible, under the control of Crédit Agricole Leasing & Factoring, for the conduct of legal proceedings against Debtors. Crédit Agricole Leasing & Factoring may require that a Client initiate a court case. The files are entrusted to a Lawyer selected by mutual agreement.

(i) Notification of Assignment to Debtors

Crédit Agricole Leasing & Factoring has the right, at any time:

• either to ask a Client or, as the case may be, the CMI to notify one (or more of its) Debtor(s) that the relevant Debts have been Assigned to them,

• or to proceed themselves with said notification, and more generally to take the measures necessary to ensure the effectiveness against Debtor(s) of the Assignment of the relevant Debt(s).

16.3 Revocation of mandate

(a) Crédit Agricole Leasing & Factoring reserves the right to revoke the management and collection mandate in the manner provided in article 19.1 (a) of General Conditions, in the following cases:

•                  Cases of termination provided for in article 22 of the General Conditions

•                  In the case of termination of the Contract

•                  In the case of non-compliance by the Client, determined by Crédit Agricole Leasing & Factoring, of all or part of the terms described in the Contract or any other event which would interfere with the proper performance of the above-mentioned mandate.

With the exception of express dispensation by Crédit Agricole Leasing & Factoring, the revocation of the mandate granted to the Client will take effect upon its notification.

(b) In the event of revocation of the mandate, the Client can then, without prejudice to Crédit Agricole Leasing & Factoring’s right to terminate the Contract in accordance with the provisions of article 22 of the General Conditions:

•                  Either settle the balance of all factoring transactions and repay Crédit Agricole Leasing & Factoring. In this case, the termination of the Contract occurs after final collection of the payment by Crédit Agricole Leasing & Factoring.

•                  Or, continue the effects of the Contract without a management and collection mandate. As such, the rules of article 16.1 of the General Conditions apply and, in particular, Crédit Agricole Leasing & Factoring will, alone or through the Service Provider, be entitled to collect all of the Debts according to the procedure that it considers appropriate. Each Client or, as the case may be, the CMI should cooperate fully with Crédit Agricole Leasing & Factoring, and as the case may be, the Service Provider. In addition, the factoring commission will be the subject of a review.

(c) Similarly, on the effective date of this revocation, all copies of invoices must ostensibly refer to the mention of such assignment as provided for in article 4-6 of the General Conditions.

(d) In the case of revocation of the mandate, the Client shall provide Crédit Agricole Leasing & Factoring with all of the items in its possession relating to the Assigned Debt and in particular those relating to the auxiliary accounting and collections.

17. REMUNERATION

17.1 Factoring commission

For payment and guarantee of debts, their payment and their collection, Crédit Agricole Leasing & Factoring will charge a factoring commission calculated on the total amount of the invoices at the rate specified in the Special Conditions.

Crédit Agricole Leasing & Factoring charges a minimum annual factoring commission determined in the special conditions. On this basis, provisions may be made at any time. This minimum annual commission takes effect on the date of signature of the contract, then at each anniversary date of said contract, even in the event of subsequent amendment, except otherwise provided in said amendment. It is due in full for any year started and becomes immediately due and payable upon termination of the factoring contract or of court ordered insolvency proceedings against the Client.

The parameters which determine changes to the factoring commission rate may be reviewed on January 1st and July 1st of each year on the basis of changes in the Consumer Price Index (CPI). The same will apply with respect to the annual minimum factoring commission.

17.2 Special commission

For withdrawals made, financing and all advances, Crédit Agricole Leasing & Factoring receives a special commission whose calculation is established subject to value dates and which remain due, even after closure of the account, until full reimbursement to Crédit Agricole Leasing & Factoring.

The special commission rate is determined in the special conditions and defined in accordance with the change of a reference rate agreed between the parties. Provisions may be made at any time before the exact amount of the special commission is established.

Other services may be performed according to the prices in force at the time.

17.3 Promissory notes

The issuance by Crédit Agricole Leasing & Factoring, at the request of the Client, of promissory notes will give rise to a commission calculated according to the terms provided in the special conditions.

17.4 Taxation

Generally, the Client pays Crédit Agricole Leasing & Factoring all taxes, duties and supplements, present and future which may be due with respect to performance of the contract.

18. REPRESENTATIONS, WARRANTIES, RESPONSIBILITIES AND INDEMNITIES

18.1 Representations and warranties

(a) Each Client or, as the case may be, the CMI represents and warrants to Crédit Agricole Leasing & Factoring:

• to be a legally incorporated company and that they exist in accordance with the law of the country in which it is established;

• that the signature and execution of the Contract and other agreements or acts to be concluded or given by it under the Contract have, or will have, been validly authorised by its executive bodies, if necessary;

• the accuracy of all items provided by it concerning its activity or its financial situation and that of the group, and that there has been no significant change since the date of determination of these items;

• that no claim, action, or proceedings which are reasonably likely to cause a Significant Adverse Effect are pending or imminent, to their knowledge.

(b) These representations and warranties shall be deemed to be reiterated by each Client or, as the case may be, the CMI during each Submission to Crédit Agricole Leasing & Factoring.

18.2 Undertakings and communication

Each Client or, as the case may be, the CMI:

(a) shall communicate, no later than within 30 days after the holding of its annual general meeting, its annual financial statements, the Board of Directors’ reports and related Auditors’ reports and an extract from the minutes of the General Assembly approving such financial statements;

(b) shall provide to Crédit Agricole Leasing & Factoring:

(i) immediately after having discovered it, any information relating to any dispute or event whatsoever likely to affect Crédit Agricole Leasing & Factoring’s rights to the transferred Debt and, more generally, likely to have a Significant Adverse Effect,

(ii) 30 days in advance, an indication of its decision to change their name or their head office,

(c) inform Crédit Agricole Leasing & Factoring, as soon as it has knowledge of the existence of any event that may affect the execution of one of their obligations and, where relevant, the measures which it has taken or intends to take in this regard.

(d) undertakes not to change the agreed billing, accounting and collection procedures without the prior written consent of Crédit Agricole Leasing & Factoring or the Service Provider.

(e) will give instructions to each debtor to apply all Means of Payment to its Collection account or other account which Crédit Agricole Leasing & Factoring will indicate to them.

(f) agrees not to incur or to allow the existence of Charges on Collection Accounts, Debts, Related Rights and Charges and/or related assets, with the exception of those made for the benefit of Crédit Agricole Leasing & Factoring.

(g) undertakes to Crédit Agricole Leasing & Factoring, with effect from the Contract Effective date and for its duration, and as long as amounts remain due to Crédit Agricole Leasing & Factoring, to ensure that the financial performance indicators stipulated in the special conditions are met.

18.3 Indemnities

Each Client or, as the case may be, the CMI, undertakes to hereby indemnify Crédit Agricole Leasing & Factoring upon first request, the Service Provider and each of their Affiliated Companies for any direct or indirect damage, costs and expenses of any nature arising from a breach by the customer or, as the case may be, by the CMI of any one of its obligations under the Contract.

18.4 Clients’ joint and several liability

The obligations resulting from the Contract are joint between each Client concerned and the CMI.

The payment obligations contracted or to be contracted by the Clients and the CMI under the terms of the Contract are and will become a joint liability between all Clients and the CMI. Thus, all Clients and the CMI are required to pay the sums due by each to Crédit Agricole Leasing & Factoring, within the limit of the amount corresponding to the financing cap as provided for in the contract and for the duration of the contract up to the date of final closure of the current account.

19. COMMUNICATIONS

19.1 Information

(a) Unless otherwise agreed, any information or communication relative to the Contract or to its execution shall be made by simple letter, fax to the number provided by the recipient or by electronic means.

(b) All demands, communications or information will take effect upon their receipt.

(c) Each Client or, as the case may be, the CMI is solely responsible for the transfer and communication of all the data to Crédit Agricole Leasing & Factoring or the Service provider. These transfers or communications shall be made according to the agreed form and deadlines. Recording and transfer fees are at the cost of the CMI and the Clients.

19.2 EOL

Clients or, as the case may be, the CMI are entitled to use the Crédit Agricole Leasing & Factoring online system referred to as EOL. The General conditions of use of EOL, set out in appendix 4, will apply as well as any subsequent amendment.

20. AUDITS

20.1 Crédit Agricole Leasing & Factoring or the Service Provider may, subject to notifying the Client 15 days in advance, perform audits at any time, at the Client’s expense, on the premises where it operates, in order to monitor and, if necessary, make copies of all Debt Registers, credit insurance policies and all related documents, financial statements relating to the Client and/or the consolidated financial statement for the Group, all Client documents or records relating to the execution of the Sales Contracts. Each Client will be required to cooperate fully with Crédit Agricole Leasing & Factoring or the Service provider.

20.2 If Crédit Agricole Leasing & Factoring would like to discuss a Client’s financial situation with its Auditor, it may so indicate to the Client or, as appropriate, to the CMI specifying the questions or points that it wishes to address. In this case the CMI and/or the Client concerned must authorise the Auditor to respond to Crédit Agricole Leasing & Factoring’s requests and to communicate any relevant information to them.

21 CASE OF DEFAULT

21.1 Definition of cases of default

Each of the following events constitutes a case of default:

(a) non-compliance by the Client or, as the case may be, the CMI with any one of the obligations incumbent upon him or her with respect to the Contract;

(b) the CMI’s or a Client’s financial or economic situation is significantly deteriorating, particularly when this financial deterioration is evidenced by the existence of unpaid items, records of preferential rights of the public Treasury or of URSSAF, or the equivalent for Clients subject to foreign law, demonstrating the manifest impossibility for the Client to continue its activity;

(c) non-notification by the Client of any material change in its legal situation, shareholding structure or of the directors of the CMI or of a Client;

(d) a Client ceases to engage in the activity it exercised at the Contract Effective Date or practices a different activity;

(e) a Client or, as the case may be, the CMI, does not pay an amount due to Crédit Agricole Leasing & Factoring in performance of the contract, after a formal notice addressed to the Client which remains outstanding for a period of 8 business days;

(f) an omission or a retention of information or misrepresentation in the information provided by the Client or, as the case may be, the CMI, upon signature of or during the term of the Contract;

(g) a statement made or guarantee given or deemed reiterated by a Client or, as the case may be, the CMI, is not respected or is revealed to have been inaccurate, misleading or non-compliant when it was established or deemed to be reiterated or even disappeared or was revoked;

(h) disappearance, revocation, nullity, non-compliance, invalidity or refusal to renew any guarantee granted under the Contract;

(i) termination or breach of the credit-insurance contract;

(j) if Crédit Agricole Leasing & Factoring cannot benefit in whole or in part from the delegation of the right to benefits and from its effects;

(k) appointment of a temporary administrator or an ad hoc agent, opening of an accommodation procedure, definitive termination of activity, voluntary liquidation without continuation of activity, and, in general, any situation of identical legal scope, particularly for Clients subject to foreign law, demonstrating the Client’s manifest inability or, as the case may be, the CMI, to continue further operation;

(l) seizure or equivalent procedure undertaken against the Client or, as the case may be, the CMI;

(m) a change in the Client’s assets, operations, or situation or, as the case may be, of the CMI, which has or may have a Significant Adverse Effect;

(n) serious irregularities in the Client’s accounting or, as the case may be, that of the CMI;

(o) significant delays or worsening of delays in payment by the Client’s suppliers or other specially privileged creditors;

(p) the revocation or the disappearance, for any reason whatsoever, of the CMI’s mandate under the terms of article 2 of the general conditions.

21.2 Crédit Agricole Leasing & Factoring’s rights in a case of default

In the event of a case of default or subsequent to it, Crédit Agricole Leasing & Factoring may, upon notification to the Client or, as the case may be, to the CMI, take all or part of the following measures:

(a) reduce the percentage of financing and/or financing limit;

(b) set up a Reserve Account or retain funds in the Reserve Fund;

(c) require the immediate payment of all amounts owed to Crédit Agricole Leasing & Factoring;

(d) terminate the Contract without notice for all Clients or only for the Client(s) involved in the case of default when it constitutes seriously reprehensible conduct by the Client and/or reveals an irremediably compromised situation of the latter; in the case where the Contract will be terminated only for the Client(s) involved in the case of default, Crédit Agricole Leasing & Factoring will revise its terms of business by means of amendment.

22.  TERM OF CONTRACT - TERMINATION

22.1 This agreement is concluded for a minimum period of 3 years from the Effective Date of this contract. During this time, the conditions relating to the termination of the contract are limited to the application of article 22.2 of the present contract.

The Parties agree to meet within a period of 6 (six) months before the expiry of this contract in order to evaluate the opportunity to continue and to revise this contract or to terminate their contractual relationship.

At the end of this period of 3 years, the contract will continue for an indefinite period and will remain in force until it is terminated by Crédit Agricole Leasing & Factoring under the conditions stipulated in article 22.2 hereafter, or by Crédit Agricole Leasing & Factoring or by the Client by registered letter with acknowledgment of receipt addressed to the other Party with three months’ notice, of which a copy shall be sent, where appropriate, to the CMI.

If the contract is not simultaneously terminated by or for all Clients, Crédit Agricole Leasing & Factoring will, at its choosing, terminate it or continue it with other Clients. In the event of prosecution, Crédit Agricole Leasing & Factoring will revise its conditions of business with the Clients concerned by way of amendment.

22.2 It may also be terminated without notice by Crédit Agricole Leasing & Factoring in the event of serious misconduct by the Client and/or in the event that the latter’s situation would be irremediably compromised, as provided for in article 21.2 d) of the general conditions.

If as a result of any event, and as of the occurrence thereof, the Contract remained in force with only a single Client, including the CMI, the Contract would be terminated ipso jure and without formalities with immediate effect.

Unless otherwise agreed, the termination of the contract will not affect Crédit Agricole Leasing & Factoring’s prior rights and obligations. These rights and obligations shall remain in full force until all amounts due by the Debtors and/or each Client or, as the case may be, the CMI to Crédit Agricole Leasing & Factoring under the Contract have been paid to Crédit Agricole Leasing & Factoring.

23.  VARIOUS PROVISIONS

23.1 Non working days

If a payment is due on a day which is not a Business Day, the payment due date will be postponed to the first next Business Day.

23.2 Data processing

Each Client or, as the case may be, the CMI, warrants that any data provided to Crédit Agricole Leasing & Factoring has been gathered, processed and transferred to Crédit Agricole Leasing & Factoring in compliance with current data protection laws.

Each Client or, as the case may be, the CMI, accepts automatic processing of this data in accordance with the laws in force and allows Crédit Agricole Leasing & Factoring to store them, use them, as well as to communicate them to the companies in its group, its brokers and insurers, service providers or subcontractors for the sole purposes of the Contract.

In accordance with law no. 78-17 of January 6, 1978 relating to data processing, files and freedoms, the personal information collected in the context of the factoring contract intended for Crédit Agricole Leasing & Factoring, which, as expressly agreed, is authorised to keep them in memory, to use them, as well as to communicate them to the Crédit Agricole Group companies, its brokers and insurers, or to third parties or subcontractors for the sole purposes of the Contract, it being understood that, within this context, this data may be transferred outside the European Union.

The data is not to be subject to computer processing other than as necessary for the implementation of this Contract.

Every Client has a right of access, modification, rectification and deletion of information about themselves.

They also have the right of objection with respect to the transmission of data to third parties for commercial purposes.

The personal information gathered within the framework of the contract is kept in accordance with the rules prescribed by the law “Data processing and Freedoms”, and for a period required for its processing.

To exercise these rights, it is sufficient to send a letter to the following address:

CRÉDIT AGRICOLE LEASING & FACTORING

Département Juridique et Conformité

[Legal and Compliance Department]

12 place des Etats-Unis

CS 30002 - 92548 Montrouge Cedex - France

23.3 Exercise of rights

(a) All the rights conferred upon Crédit Agricole Leasing & Factoring by the Contract are cumulative and may be exercised at any time.

(b) The failure of or delay in the performance by Crédit Agricole Leasing & Factoring of a right or remedy or even its partial exercise cannot constitute a waiver of that right or remedy.

(c) Crédit Agricole Leasing & Factoring’s responsibility will only be invoked by the Client or, as the case may be, the CMI, in the event of intentional or gross fault.

23.4 Transferability

(a) Crédit Agricole Leasing & Factoring can, at any time, Assign to a third party, in particular to a Service Provider, all or part of its contractual rights and shall notify the Client of this assignment to the Client or, as the case may be, to the CMI.

(b) The Contract is personal to each Client who cannot, therefore, Assign, encumber or dispose of his rights or obligations hereunder without the prior written permission of Crédit Agricole Leasing & Factoring.

23.5 Modification

No modification to the contract can be made without the written consent of any other Parties thereto.

23.6 Partial nullity

If any provision of the Contract is or becomes unlawful, void, or unenforceable in law, it shall be deemed to be struck off without invalidating the remainder of the Contract which will continue to remain in force.

24. CONFIDENTIALITY

Each Party agrees to treat all information transmitted by another Party relating to the operations under these terms as confidential. The Parties undertake not to disclose this information to third parties and to ensure that its personnel also respect the confidential nature of this information.

Such an undertaking does not apply (i) to information in the public domain, (ii) to the communication of information to persons by whom it is required under the law or the internal regulations of each Party, or their legal or accounting advisors, or rating agencies.

In addition and subject to the signature of a confidentiality agreement, Crédit Agricole Leasing & Factoring is entitled to disclose any information relative to the Contract or to a Client to any of its Affiliates and to any person:

(a) to whom (or through whom) Crédit Agricole Leasing & Factoring Assigns or transfers or may Assign or transfer, as the case may be, all or part of its rights and obligations under the Contract;

(b) with whom (or through whom) Crédit Agricole Leasing & Factoring concludes or negotiates a sub-participation, a syndication or any other transaction relating to the performance of the Contract;

(c) who will provide or undertake to provide, directly or indirectly, to Crédit Agricole Leasing & Factoring or any agent designated by them, services or funds in relation to the Contract;

(d) who will be involved in the Contract’s financing program;

The obligation of confidentiality stipulated in this article shall remain valid for two years from the date at which the Contract is terminated.

25.    COSTS AND EXPENSES

The CMI (on its behalf and on behalf of its Clients) will pay Crédit Agricole Leasing & Factoring all costs incurred by the latter for the negotiation and conclusion of the contract, for amendments, as necessary, and its implementation, within three business days.

26. SIGNATURE

The Parties agree to each initial only the first and last pages of the present document and only sign the signature page.

The Contract may be signed in multiple copies and by the different Parties on separate copies, each constituting a signed and delivered original, and all of the copies constituting a single and same deed.

27.    APPLICABLE LAW AND ATTRIBUTION OF COMPETENCY

27.1 Subject to the provisions of article 4.2 of the General Conditions, the Contract is governed by French law.

27.2 Any dispute relating to the validity, interpretation, execution or termination of the Contract will be submitted to the tribunals of Paris. This clause is stipulated for the benefit of Crédit Agricole Leasing & Factoring which may, as a result, if it so wishes, submit any dispute to another legally competent court.

27.3 If a version of the contract was also established in a foreign language and signed by the Parties, the latter recognise that only the contract drafted in French shall prevail.

Executed in Gennevilliers, 23 June 2014.

In 15 (fifteen) original copies.

ALBEA BEAUTY SOLUTIONS EUROPE SAS, RCS NANTERRE B 400 273 116, simplified joint-stock company with a share capital of 14,110,000 euros, whose headquarters are located at GENNEVILLIERS (92230), ZAC des Barbanniers, 1 Avenue du Général de Gaulle,

Date: 23 June 201423 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

ALBEA TUBES France SAS, RCS CHALONS EN CHAMPAGNE B 377 679 840, simplified joint-stock company with a share capital of 39,025,506 euros, whose headquarters are located at SAINTE-MENEHOULD (51800), rue de la Sucrerie Zone,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

[Signature]	[Signature]

SOCIETE FRANÇAISE DE GALVANOPLASTIE (SFG), RCS AMIENS B 333 760171, simplified joint-stock company with a share capital of 1,452,239 euros, whose headquarters are located at BERNAVILLE (80 370), Route de Prouville,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

ALBEA SIMANDRE, RCS CHALON SUR SAONE B 342 438 785, SASU simplified single shareholder company with a capital of 36,132,265 euros, whose headquarters are located at Simandre (71 290) ? Zone Industrielle

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

[Signature]	[Signature]

ALBEA LE TREPORT, RCS DIEPPE B 326 050 044, simplified joint-stock company with a share capital of 9,621,000 euros, whose headquarters are located at TREPORT (76 470), 15B Route Nationale,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

ALBEA LACROST, RCS MAÇON B 410 268 767, simplified joint-stock company with a share capital of 1,835,820 euros, whose headquarters are located at LACROST (71 700), chemin des Croux,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

[Signature]	[Signature]

ALBEA POLAND SP Z.O.O., Registered with the corporate registry of LODZ in Poland under number 0000086324 (PL 725 164 93 68), SP Z.O.O. with a capital of 2,123,500 PLN, whose headquarters are located at LODZ (90349), UL KS TYMIENIECKIEGO, 22/24

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

[Signature]

ALBEA WARSAW SP Z.O.O., Registered with the corporate registry of WARSAW in Poland under number 167599, company with a capital of 14,010,750 PLN, whose headquarters are located at Gora Kalwaria (05-532), Lubinska 1B, Lubna,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

[Signature]

ALBEA HPC SP ZOO, Registered with the corporate registry of LODZ in Poland under number 226609, company with a capital of 50,000 PLN, whose headquarters are located at LODZ (92-517), UI. Manewrowa 6/10,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

ALBEA TUBES ITALY SPA, Registered with the corporate registry of MILANO in ITALY under number MI-340296, SPA with a capital of 3,690,265.59 euros, whose headquarters are located at MILANO (20124), VIA VITTOR PISANI 20,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

[Signature]	[Signature]

ALBEA COSMETICS ITALY SPA, Registered with the corporate registry of MILANO in ITALY under number MI-1754955, SPA with a capital of 7,938,000 euros, whose headquarters are located at MILANO (20,124), VIA VITTOR PISANI 16,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

ALBEA DEUTSCHLAND GMBH, Registered with the corporate registry of BAMBERG in Germany under number HRB 4574 (DE174429375), GMBH with a capital of 13,236,860 euros, whose headquarters are located at SCHESSLITZ (96110), Bamberger Strasse 25,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

[Signature]	[Signature]

ALBEA UK LTD, Registered with the corporate registry of London in the United Kingdom under number 00061652, company with a capital of 27,500,000 GBP, whose headquarters are located a ESSEX (C04 9AE), De Novo House, Newcomen Way, Colchester,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

ALBEA ALKMAAR BV, Registered with the corporate registry of Alkmaar in the Netherlands under number 34063322, company with a capital of 1,945,375 euros, whose headquarters are located at Alkmaar (1812RE), IVOORSRAAT9,

Date: 23 June 2014

Signatory: Olivier Bouillaud

In his capacity as: Group Treasurer

[Signature]	[Signature]

CRÉDIT AGRICOLE LEASING & FACTORING, company constituted under French law, headquartered at sis 12 place des Etats-Unis - 92120 Montrouge - France, registered with the corporate registry of Nanterre under number 333.871.259, whose representative is duly authorised for the purposes of this Contract (“Crédit Agricole Leasing & Factoring”)

Date: 23 June 2014

Signatory: Didier Estebe

In his capacity as: Business Manager

[Signature]

APPENDIX 1

TRANSFER METHOD APPLICABLE TO ASSIGNED DEBT

1. France - Germany - Poland - Italy

Applicable law: French law

French law applies to the Assignment of Debts and Related Rights and Charges of French, German, Italian and Polish Clients to Crédit Agricole Leasing & Factoring.

Contractual subrogation and procedure

Subrogation is a method of Assignment which involves transferring the ownership of Debt to a factor, by operation of the subrogation provided for in Article 1250 of the French Civil Code.

According to this legal text, subrogation consented to by the creditor exists when the latter, receiving their payment from a third party, subrogates their rights, actions and privileges against the Debtor: this subrogation must be explicit and must take place at the same time as the payment.

Crédit Agricole Leasing & Factoring pays the Debts by crediting them to the Current Account.

The French Client or, as applicable, the CMI, signs a permanent subrogation release to Crédit Agricole Leasing & Factoring, who may still require subrogation releases every time invoices are submitted.

2. Other countries

As stated in Article 4.2 of the General Terms and Conditions, local law applies to the Assignment of Debt and Related Rights and Charges of the Clients Albéa UK Ltd (Trade Register no. 00061652) and Albéa Alkmaar BV (Trade Register no. 34063322) to Crédit Agricole Leasing & Factoring.

Therefore, the documentation and model deeds of assignment will be sent separately to Clients or, as applicable, to the CMI.

APPENDIX 2 - DEFINITIONS

“Credit note”

Refers, as regards any Debt, to a reduction in the nominal value of this Debt or a cancellation of this Debt agreed by any Client in line with its usual business procedures.

“Assignment”

Refers, as regards a Debt, to the sale and/or transfer, assignment, pledging or creation of any other security, as applicable, by virtue of the relevant stipulations of the Appendix, relating to all rights, title and interest over this Debt by any means and “Assign”, “Assigns” and “Assigned” shall also be interpreted in this way.

“Charge”

Refers to any mortgage, charge (fixed or variable), pledge, privilege, collateral, assignment by way of security, trust or agreement with the aim of providing a guarantee or other security of any kind guaranteeing or favouring any obligation or other agreement which has the effect of conferring rights of retention or compensation or other rights of disposal over an asset (including title transfer agreements and/or retention agreements with a similar effect) and including any agreement which establishes the foregoing, but does not include the privileges automatically resulting from the usual course of business.

“CMI”

Refers to Albéa Beauty Solutions Europe SAS, appointed as agent by the Client in its name and on its behalf and on behalf of all the other Clients by virtue of Article 2 of  the General Terms and Conditions.

“Statutory Auditors”

Refers to the statutory auditors of each Client and of  the CMI.

“Escrow account”

Refers to a non-interest-bearing account, funded by debits from the funding for assigned Debts. The purpose of this account is to guarantee the repayment of sums which the Client may in future owe to Crédit Agricole Leasing & Factoring. The amounts retained are held as cash collateral by Crédit Agricole Leasing & Factoring.

“Collection account”

Refers to the bank accounts of Crédit Agricole Leasing & Factoring or the recovery service provider in each Client country and the CMI, or the bank accounts of the Clients and the CMI, which may be pledged, assigned or, in any other way, dedicated in favour of Crédit Agricole Leasing & Factoring or the service provider.

“Reserve account”

Refers to a sub-account of the current account, opened by Crédit Agricole Leasing & Factoring and funded by debiting monies from the current account or by deduction from the Purchase Price.

“Current Accounts”

Refers to the internal accounts opened for accounting purposes by Crédit Agricole Leasing & Factoring in the name of each Client and the CMI, to record transactions between Crédit Agricole Leasing & Factoring and (i) each Client and/or (ii) the CMI. To avoid any dispute, “Current Account” refers to a single one of these accounts and as regards Germany, does not refer to the “Kontokorrent” under the German HGB.

“Sale agreement”

Refers to a contract or agreement [including a purchase order], between a Client and a Debtor for the sale of Products or for the supply of services to said Debtor.

“Debt”

Refers to a debt owed to a Client or to the CMI (including a Debtor’s obligation to make a payment under a Sale Agreement), including VAT, all rights and charges and all Related Rights attached to this obligation or, if the context requires, part of this obligation or the Related Rights, whether or not an invoice has been made out by the CMI or a Client and, in any case, for an obligation existing on the Effective Date or an obligation which will exist after the Effective Date.

“Existing debt”

Refers to a Debt which has been transferred to Crédit Agricole Leasing & Factoring and which has not been paid in full by the Debtor.

“Effective date”

Refers to the date on the signature page of the Contract.

“Debtor”

Refers to the debtor of a Debt.

“Accepted Currency”

Refers to the euro, the pound sterling, the US dollar and the Polish zloty.

“Related Rights”

Refers to the following, as regards a Debt:

The right to request, pursue, recover, receive and issue receipts for all amounts owed or that will fall due under a Sale Agreement from which the Debt results;

(a)             the profit from all the agreements and all the commitments taken on by the Debtor as regards the amounts owed currently and in future under a Sale Agreement from which the Debt results;

(b)             the profit from all other causes and all rights of action against the Debtor as regards the amounts owed currently or in future under this Sale Agreement;

(c)           the profit from a Client’s other rights, titles, interests, powers and benefits over, under, by virtue of and/or relating to the amounts owed currently or in future under this Sale Agreement;

(d)           any insurance proceeds received by a Client or, as applicable, the CMI, by virtue of insurance, provided they correspond to amounts owed currently or in future under this Sale Agreement;

(e)           title documents, warehouse receipts, bills of lading, shipping documents, air transport letters,

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certificates of origin, customs forms, business and consular invoices, insurance documents or similar documents relating to the Products concerned, including Returned Products;

(f)                                   all Debtor Registers for this Debt;

(g)           the right to demand title to all Returned Products to which this Debt relates, as well as the proceeds from the sale of all Returned Products; and

(h)                                 all the Methods of  Payment and interest payable by the Debtor on this Debt.

“Significant Detrimental Effect”

refers to a change which, in the well-considered opinion of Crédit Agricole Leasing & Factoring, may have a detrimental effect on (i) the business, the operations, the property, the Assets or the financial situation (including the consequences of any debts on these) of the CMI, Clients or Twist Beauty Packaging Sarl & Partners SCA (Luxembourg register no. B-161913) (ii) the ability of the CMI, the Clients or Twist Beauty Packaging Sarl & Partners SCA (Luxembourg register no. B-161913), to perform their obligations under this contract, which are essential to the rights and interests of Crédit Agricole Leasing & Factoring, (iii) the recoverable nature (other than through insolvency of the Debtor) of the business debts or the rights and interests of Crédit Agricole Leasing & Factoring in the Debts or (iv) the rights or profits of Crédit Agricole Leasing & Factoring under this contract and the related documents which are essential to the interests of Crédit Agricole Leasing & Factoring.

“Euro”

Refers to the currency which is currently legal tender in the European Union.

“Provisional invoicing”

Refers to an invoice for Products sold or rented or for services rendered under a contract or agreement by virtue of which the Debtor’s obligation to pay the invoice is dependent on the Client concerned performing any other obligations under that contract or agreement.

“Premium Invoice”

Refers to an invoice summarising the costs payable under a credit insurance policy.

“Reserve fund”

Refers to an item in the Current Account in which unavailable funds are maintained which are likely to be debited to the current account, especially if  the debts Assigned did not meet the contractual specifications or are contested by the Client’s Debtors.

“Group”

Refers, at all times, to the Parent Company and each of its Affiliated Companies, each Client and the respective Affiliated Companies of each Client, and “Group member” and “Group company” shall be interpreted accordingly.

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“FCI Group”

Refers to the members of the Factors Chain International association, which brings together several dozen factors all over the world, or their Affiliated Companies. Additional information is available at www.factors-chain.com

“IFG Group”

Refers to the members of the International Factors Group, which brings together several dozen factors all over the world, or their Affiliated Companies. Additional information is available at www.ifgroup.com

“Business Day”

Refers to a day (other than a Saturday or Sunday) when banks are open for business.

“List of Approvals”

Refers to a list supplied by the credit insurance company showing the Debtors and the Credit Limits that it has agreed.

“Method of Payment”

Refers, in relation to a Debt, to cheques, bills of exchange, negotiable or non-negotiable payment orders, letters of credit, orders, drafts, promissory notes, electronic payments and other payment orders accepted by Crédit Agricole Leasing & Factoring and received by Crédit Agricole Leasing & Factoring, the service provider or another authorised representative of Crédit Agricole Leasing & Factoring or by a Client or the CMI as payment for this Debt.

“Country of an Agreed Debtor”

Refers to a country within the European Union or Switzerland or the OECD with the exception of the following countries: AFGHANISTAN - ALBANIA - ANGOLA - ANTIGUA AND BARBUDA - ARGENTINA - ARMENIA - AZERBAIJAN - BANGLADESH - BARBADOS - BELIZE - BENIN - BELARUS - BOLIVIA - BOSNIA- BURKINA FASO - CAMBODIA - CAMEROON - CAPE VERDE - CYPRUS - THE COMOROS ISLANDS - CONGO - DEMOCRATIC REPUBLIC OF CONGO - NORTH KOREA - IVORY COAST - CUBA - DJIBOUTI - EGYPT - ECUADOR - ERITREA - ETHIOPIA - GABON - GAMBIA - GEORGIA - GHANA - GREECE - GRENADA - GUATEMALA - GUINEA (REPUBLIC) - GUINEA BISSAU - EQUATORIAL GUINEA - HAITI - HONDURAS - NIUE ISLAND - DOMINICA ISLAND - THE MALDIVES - IRAQ - IRAN - JAMAICA - JORDAN - KENYA - KYRGYZSTAN — LAOS - LESOTHO - LEBANON - LIBERIA - LIBYA - MACEDONIA - MADAGASCAR - MALAWI - MALI - MAURITANIA - MOLDOVA - MONGOLIA - MONTENEGRO - MOZAMBIQUE - MYANMAR - NEPAL - NICARAGUA - NIGER - NIGERIA - UGANDA - UZBEKISTAN - PAKISTAN - PAPUA - PARAGUAY - CENTRAL AFRICAN REPUBLIC - DOMINICAN REPUBLIC - RUSSIA - SAINT KITTS & NEVIS - SAINT VINCENT AND THE GRENADINES - SALVADOR - SAO TOME & PRINCIPE - SENEGAL - SERBIA - SEYCHELLES - SOMALIA - SUDAN - SRI LANKA - SURINAM - SWAZILAND - SYRIA - TAJIKISTAN - TANZANIA - CHAD - TOGO - TUNISIA - TURKMENISTAN - UKRAINE — VANUATU - VENEZUELA - VIETNAM - YEMEN - ZAMBIA - ZIMBABWE.

“Purchase Price”

Refers to the amount payable by Crédit Agricole Leasing & Factoring to a Client or, as applicable, to the CMI (on behalf of a Client) for each Debt and its Related Rights, in exchange for the acquisition of the Assigned Debts.

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“Proceeds”

Refers to the property, proceeds, goods or services under a Sale Agreement.

“Registers of Debtors”

Refers to all or some of the following documents, depending on the context:

(a)           the registers and accounting ledgers, the financial and management reports;

(b)           computerised data or documents about a Debtor’s financial situation and the purchases and sales of the Debtor and/or the Client;

(c)           all invoices, credit notes or documents showing the records in the ledgers, registers and computerised data; and

(d)           all the other documents relating to Debtors that Crédit Agricole Leasing & Factoring may request at any time.

“Current Account Statement”

Refers, as regards a Client, to the statement (in the format stipulated at any given time by Crédit Agricole Leasing & Factoring) issued by Crédit Agricole Leasing & Factoring by virtue of Article 9.3 of the General Terms and Conditions, detailing the accounting entries recorded by Crédit Agricole Leasing & Factoring for said Client’s Current Account during the period indicated on the statement.

“Discount”

Refers to (i) a discount on a Debt as well as its Related Rights (ii) a discount on a Credit Note (in the manner and in a format specified by Crédit Agricole Leasing & Factoring at any given time) applied to the benefit of Crédit Agricole Leasing & Factoring by a Client and/or the CMI as applicable.

“Affiliated Company”

Refers, in relation to any entity, to any entity that directly or indirectly controls this entity or is controlled by it or by any entity controlling it, as well as any investment fund managed by this entity or its management company or any affiliated company of this entity or of its management company.

Therefore, the word “control” shall be understood within the meaning of Article L. 233-3 I of the

French Commercial Code.

“Crédit Agricole Group Leasing & Factoring Company”

Refers to Crédit Agricole Leasing & Factoring and all its Affiliated Companies.

“Maximum Concentration Rate”

Refers to the rate mentioned in Article 10-1 of the Special Conditions in Appendix 3.

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APPENDIX 3

SPECIAL CONDITIONS

Preamble

For the requirements of this document, the Parties agree that:

1.            the companies Albéa Le Tréport SAS (Trade and Companies Register 326 050 044), Albéa Tubes France SAS (Trade and Companies Register 377 679 840), Albéa Beauty Solutions Europe SAS (Trade and Companies Register 400 273 116), Société Française de Galvanoplastie SAS (Trade and Companies Register 333 760 171), Albéa Simandre SASU (Trade and Companies Register 342 438 785), Albéa Lacrost SAS (Trade and Companies Register 410 268 767), Albéa Poland sp zoo (VAT no. PL7251649368), Albéa Warsaw sp zoo (Trade Register no. 167599 ), Albéa HPC sp zoo (Trade Register no. 226609), Albéa Tubes Italy SpA (Trade Register no. MI-340296), Albéa Cosmetics Italy SpA (Trade Register no. MI-1754955), Albéa Deutschland GmbH (VAT no. DE174429375), Albéa UK Ltd (Trade Register no. 00061652), Albéa Alkmaar BV (Trade Register no. 34063322) are individually called an “ALBEA - E-Pass scope company” and, collectively, the “ALBEA - E-Pass scope companies”;

2.            the company Albéa Cosmetics France SAS (RCS 310 949 623), is called individually an “ALBEA - non E-Pass scope company”.

Preliminary article

It is explicitly agreed that the interest, costs and fees owed under this contract shall be deducted from Clients’ accounts in euros, with the exception of the deductions taken for the special fee, the factoring fee and the promissory note fees, which will be taken from each current account opened in the Clients’ names.

For the purposes of this document, and unless explicitly stated otherwise, the Parties agree that amounts are given in euros, and shall be calculated based on the price of the respective currencies of the factoring Contracts on the day that this document is signed.

Article 1 - Scope of application

•                  Business: manufacture and sale of packaging

•                  Scope: all debts issued on the Debtors located in the countries referred to in Appendix 2 of  the contract, subject to the exclusions referred to in the fourth paragraph of this article, including debts subject to an outstanding debt buyback agreement with the Compagnie Générale d’Affacturage SA (“CGA”).

The countries named above may be excluded subject to a three-month notice period to be given by letter sent by registered post with acknowledgement of receipt.

•                  Currencies: EUR, GBP, USD, PLN.

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•                  Specific Exclusions:

•                  The debts of Clients of Albéa Poland sp zoo (VAT no. PL7251649368), Albéa Warsaw sp zoo (Trade Register no. 167599) and Albéa HPC sp zoo (Trade Register no. 226609) subject to a non-transferability clause pursuant to the contracts binding the Clients to their Debtors.

•                  The payment times agreed by the Client to its Debtors shall comply with the provisions of French Law no. 2008-776 of 04/08/2008 on the Modernisation of the Economy and must, if applicable, meet any conditions set by the credit insurance companies.

Article 2 - Interest, costs and fees

1.            The Clients shall pay Crédit Agricole Leasing & Factoring:

(i)            On the Effective Date, an arrangement fee in the amount of EUR 30,000 excluding taxes (or EUR 36,000 including taxes).

The parties agree that the arrangement fee will be paid as follows:

•                  An amount of EUR 2,700 excluding taxes from the current accounts of the following Clients: Albéa le Tréport SAS, Albéa Tubes France SAS, Albéa Beauty Solutions Europe SAS, Albéa Simandre SASU, Albéa Cosmetics Italy SpA et Albéa Deutschland GmbH;

•                  An amount of EUR 1,725 excluding taxes from the current accounts of the following Clients: Société Française de Galvanoplastie SAS, Albéa Lacrost SAS, Albéa Poland sp zoo, Albéa Warsaw sp zoo, Albéa HPC sp zoo, Albéa Tubes Italy SpA, Albéa UK Ltd et Albéa Alkmaar BV.

(ii)           Special fee

A special fee calculated daily:

•               Financing in euros: at the 3-month Euribor rate plus 0.80% per annum on any daily balance due; this fee is charged in the billing currency.

•               Financing in pounds sterling: at the 3-month GBP Libor rate plus 0.80% per annum on any daily balance due; this fee is charged in the billing currency.

•               Financing in US dollars: at the 3-month USD Libor rate plus 0.80% per annum on any daily balance due; this fee is charged in the billing currency.

•               Financing in Polish zloty: at the 3-month Wibor rate plus 0.80% per annum on any daily balance due; this fee is charged in the billing currency.

The special fee shall be fully deferred.

• Overall effective euro rate: 1.173%, on an advance of EUR 82,966,666 (converted from PLN, GBP and USD), performed as a single transfer, with an average collection term of sixty (60) days and collateral security of  5%.

It varies according to changes in the reference rate and in the deadlines set for payment.

The overall effective rate shall be calculated only on the actual outstanding amount financed by Crédit Agricole Leasing & Factoring.

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(iii)          Factoring fee

After the Remittance of Debts to Crédit Agricole Leasing & Factoring or, as the case may be, to a Service Provider, a factoring fee is charged at the rate of 0.11%; it is calculated on the amount including all taxes of the Debts and Credit Notes Remitted before the deduction of any discount or any other rebate that may be granted to the relevant Debtor.

These terms and conditions refer to:

•              minimum annual Remittances for all of the Clients of EUR 524,000,000 (Five Hundred and Twenty-Four Million Euros) including all taxes for domestic and export activity.

•              a number of Debtors for all of the Clients of: 1700

•              an annual number of balance increases per legal entity of: 36

Minimum annual factoring fee:

Crédit Agricole Leasing & Factoring and the Client have agreed in principle on a minimum fee to be paid to Crédit Agricole Leasing & Factoring under this Contract. The terms and conditions of implementation of this principle are subject to a separate agreement (Appendix 6).

(iv)         Telematic services

A monthly subscription of EUR 40 excluding taxes per Client for the use of computerised tools. Under this scheme, Clients have a quota as detailed below:

•              260 new accounts, valid for six (6) months, for Albéa Tubes France SAS,

•              300 new accounts, valid for six (6) months, for Albéa Le Tréport SAS,

•              400 new accounts, valid for six (6) months, for Albéa Beauty Solutions Europe SAS,

•              250 new accounts, valid for six (6) months, for Société Française de Galvanoplastie SAS,

•              100 new accounts, valid for six (6) months, for Albéa Simandre SASU,

•              200 new accounts, valid for six (6) months, for Albéa Lacrost SAS,

•              400 new accounts, valid for six (6) months, for Albéa Poland sp zoo,

•              400 new accounts, valid for six (6) months, for Albéa Warsaw sp zoo,

•              150 new accounts, valid for six (6) months, for Albéa HPC sp zoo,

•              200 new accounts, valid for six (6) months, for Albéa Tubes Italy SpA,

•              200 new accounts, valid for six (6) months, for Albéa Cosmetics Italy SpA,

•              200 new accounts, valid for six (6) months, for Albéa Deutschland GmbH,

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•             100 new accounts, valid for six (6) months, for Albéa UK Ltd,

•             200 new accounts, valid for six (6) months, for Albéa Alkmaar BV.

This quota is allocated for credit opinions, new Debtor accounts, credit limits and credit limit increases. In addition to the quotas or the validity period above, these deed fees shall be billed in accordance with the current rate set out in the rate guide attached as Appendix 5.

(v) Promissory Note

Where an electronic promissory note is used as the financing instrument, Crédit Agricole Leasing & Factoring shall apply a fee excluding taxes to the promissory note: 0.32% per annum, calculated pro rata to the amount of the promissory note issued, it being understood that the special financing fee under Article 2-1-ii shall not apply until the promissory note has expired.

2.            Crédit Agricole Leasing & Factoring shall be entitled to debit the Current Account of the relevant Client for:

(i)     all banking fees and other administrative fees due under this Contract;

(ii)    all costs, charges and fees due for the collection of  Debts in case of termination of the mandate under Article 16.2 of the General Terms and Conditions;

(iii)   the charges, costs and fees due for the conversion of a Means of Payment and/or a payment received under the Contract into an Accepted Currency;

(iv)  all charges, costs and expenses due for the negotiation, preparation, execution and/or application or the protection of any right under the Contract, of any amendment, waiver, consent and/or Guarantee;

(v)   all other amounts due to Crédit Agricole Leasing & Factoring.

3.            All rights, charges and interest to which Crédit Agricole Leasing & Factoring is entitled under the Contract shall be calculated or charged excluding duty and value-added tax.

4.            Unless otherwise agreed, the interest, duties and charges to which Crédit Agricole Leasing & Factoring is entitled under the Contract shall be set and amended by Crédit Agricole Leasing & Factoring pursuant to general market conditions. Any amendment to the duties, charges and interest payable by a Client to Crédit Agricole Leasing & Factoring shall take effect, subject to the Client’s right to notify Crédit Agricole Leasing & Factoring in writing of its objection to this amendment, thirty (30) days after the amendment was notified by Crédit Agricole Leasing & Factoring to the CMI. In case of objection, Crédit Agricole Leasing & Factoring may terminate the Contract pursuant to Article 22 of the General Terms and Conditions with three (3) months’ notice to Clients via registered letter with acknowledgement of receipt.

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Article 3 - Frequency of Remittances and supporting documentation

Frequency of remittances: ten days

Clients have been granted the option to make a total of twelve (12) additional remittances per annum for all Clients, provided that Crédit Agricole Leasing & Factoring is informed of same at least twenty-four (24) hours in advance.

Duplicate invoices and credit notes forwarded to Crédit Agricole Leasing & Factoring by the Client shall not include any supporting documentation. However, Crédit Agricole Leasing & Factoring may at any time request the Client to provide it with any documentary evidence that will help in assessing the merits of a debt and in its collection.

By exception, for all invoices over EUR 200,000 or its equivalent in the billing currency, the Client shall forward the following documents to Crédit Agricole Leasing & Factoring:

•              Debtors’ Purchase Orders,

•              Carrier’s pick-up slip or delivery slip within thirty (30) working days after the invoices are transferred.

Article 4 - Terms of Remittance

Invoices and credit notes shall be submitted electronically according to the attached specifications.

The parties may agree to another method of delivery. In this case, the new terms of delivery shall be specified in a rider and the factoring fee may be revised in accordance with the method of delivery.

Article 5 - Notice of Sale:

Invoices and credit notes are not marked with the Notice of Sale to Debtors.

Invoices must include the following Collection Account numbers:

Albéa Le Tréport SAS
• EUR Account	: 30002 04865 0000070345J 83

Albéa Tubes France SAS
• EUR Account	: 30002 04865 0000070341N 94

Albéa Beauty Solutions Europe SAS
• EUR Account	: 30002 04865 0000070339L 63
• USD Account	: 30002 04865 0000070340Z 15

Société Française de Galvanoplastie SAS
• EUR Account	: 30002 04865 0000070343Q 25

Albéa Simandre SASU
• EUR Account	: 30002 04865 0000070344R 89

Albéa Lacrost SAS
• EUR Account	: 30002 04865 0000070346 K 50

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Albéa Poland sp zoo

• EUR Account: Swift DEUTPLPXXXX / IBAN PL89188000090000001150616001

• PLN Account: Swift DEUTPLPXXXX / IBAN PL 19188000090000001150616000

Albéa Warsaw sp zoo

• EUR Account: Swift DEUTPLPXXXX / IBAN PL35188000090000001150616003

• PLN Account: Swift DEUTPLPXXXX / IBAN PL62188000090000001150616002

Albéa HPC sp zoo

• EUR Account: Swift DEUTPLPXXXX / IBAN PL78188000090000001150616005

• PLN Account: Swift DEUTPLPXXXX / IBAN PL08188000090000001150616004

Albéa Tubes Italy Spa

• EUR Account: Swift DEUT1TMMILL / IBAN IT70Z03104016004608204DCEUR

Albéa Cosmetics Italy Spa

• EUR Account: Swift DEUTITMMILL / IBAN IT42D03104016004608205DCEUR

Albéa Deutschland GmbH

• EUR Account: Swift DEUTDEFFXXX / IBAN DE66 5007 0010 0175 0090 10

Albéa UK Ltd

• EUR Account: Swift DEUTGB2LXXX / IBAN GB59DEUT40508129404214

• GBP Account: Swift DEUTGB2LXXX / IBAN GB32DEUT40508129404215

Albéa Alkmaar BV

• EUR Account: Swift DEUTNL2A / IBAN NL17DEUT0265199441

An initial Remittance of Debts shall take place after computer testing has been validated in accordance with Crédit Agricole Leasing & Factoring’s specifications and subject to computerised data exchange being compliant.

Article 6 - Collection

Pursuant to Article 16.2 of the General Terms and Conditions, Debts are collected by each of the Clients and/or as the case may be, the CMI, until otherwise notified.

Article 16.2 (i) does not apply.

Article 7 -Third-party credit insurance

Article 7 of the General Terms and Conditions does not apply.

In accordance with Article 8 of the General Terms and Conditions, the Clients declare that they have a credit insurance policy with EULER-HERMES for ALBEA WARSAW sp zoo and with COFACE for the other Clients, and undertake to request that these companies delegate unconditionally the right to compensation for transactions processed from the Effective Date of this Contract and even after accounts have been closed, to Crédit Agricole Leasing & Factoring, who accepts such delegation,.

The delegation rider must be drawn up to the sole benefit of Crédit Agricole Leasing & Factoring, and submitted to Crédit Agricole Leasing & Factoring within one month of the debts first being assigned.

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In the event that these credit insurance policies are terminated, the factoring contract shall be terminated on the date that termination of the credit insurance policy takes effect.

In the event of material and/or repeated breach of the terms of the credit insurance policies, Crédit Agricole Leasing & Factoring has the option to terminate the Contract without notice. The same shall apply if Crédit Agricole Leasing & Factoring would not qualify, in full or in part, for the delegated right to compensation set out above and its effects.

Any invoices still outstanding 60 days after falling due will be placed into a Reserve Fund no later than the time that the delegated compensation is paid to Crédit Agricole Leasing & Factoring, and must be immediately removed from the sub-ledger allocated to Crédit Agricole Leasing & Factoring and consequently from the balance due to Crédit Agricole Leasing & Factoring.

Article 8 - Escrow account

a)            The Escrow Account is expressed as a percentage of the overall amount outstanding. It is equal to the rate  of write-offs (credit notes, disputes, payment refusals, deductions) currently estimated at 2%, with a supplement of 3%.

b)       It shall be a minimum of 5% of the overall amount outstanding.

c)       It shall be deducted when Debts are remitted, at a rate of 5% of the amount, including tax, or paid by the Client.

d)   Any variation of more than 3% in the write-offs or in the overall amount outstanding shall result in the rates set out at (a) and (b) being adjusted accordingly.

e)   In the event of the Contract being terminated, the supplement referred to above shall be increased to 8%. This increase shall be deducted from Debts remitted or from the Current Account upon notification of termination of the Contract. Similarly, the amount recorded in the Escrow Account on the date of notification of termination shall be rendered unavailable.

Article 9 - Reserve account

The provisions set out in this article shall not apply to the Clients Société Française de Galvanoplastie SAS (Business identification [Siren] no. 333 760 171) and Albéa Poland HPC sp zoo (Company Registration no. 226609).

1)                                     For the term of the factoring contract

Once a month, the Client shall notify Crédit Agricole Leasing & Factoring of the amount of End-of-Year Disbursements and Cooperative Advertising payable by the Client to their Buyers in accordance with their commercial relationships (“EYD/CA”), as soon as the terms and conditions for granting these EYD/CA, as acknowledged by the Client, are met on the date of the Balance transfer (“Reported Reserves “).

In the event that the amount of Reported Reserves is more than 3% of the overall amount transferred by the Client for each Balance transfer, Crédit Agricole Leasing & Factoring shall establish a Reserve Account, a sub-account of the Current Account, which shall be equal in amount to the Reported Reserves in excess of the above rate.

Once a month, this Reserve Account shall be adjusted via credit to or debit from the Current Account, as necessary, depending on the amount of Reported Reserves in excess of the above rate. In this respect, if the amount of Reported Reserves is less than the above rate, the entire amount in the Reserve Account shall be credited to the Current Account.

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2)                  On termination of the contract

i)                 - Before the final balance transfer

On the contract Termination Date, the Client shall notify Crédit Agricole Leasing & Factoring of its Reported Reserves.

In this respect, as of the contract Termination Date, the Client undertakes to transfer one or more Balances to Crédit Agricole Leasing & Factoring, so that Crédit Agricole Leasing & Factoring can establish a Reserve Account in the amount of the Reported Reserves.

ii)                                      - After the final balance transfer

On the contract Termination Date, after the final Balance has been transferred, the Reserve Account shall be adjusted until the accounts are clear, by crediting the Current Account immediately on request from the Client by any Written Means and on the basis of information provided by the latter:

•                  If the Client pays an instalment or the amount outstanding for the EYD/CA;

•                  If the contractual terms and conditions agreed between the Client and its Buyers are subject to changes that impact on the amount outstanding for the EYD/CA;

•                  If the amount outstanding on a given Buyer affected by a “Reported Reserve” is cleared from the accounts of Crédit Agricole Leasing & Factoring; in which case, the adjustment will be made in the amount of the relevant “Reported Reserve”;

•                  If the amount of the “Reported Reserve” on a Buyer exceeds the amount outstanding in the accounts of Crédit Agricole Leasing & Factoring for the same Buyer; in which case, the adjustment will be made in the amount of the difference between these two amounts;

Article 10 - Financing arrangements

1)      Crédit Agricole Leasing & Factoring and the Clients agree that the financing shall be subject to a ceiling, the details of which are the subject of a separate agreement (annexe 7).

Crédit Agricole Leasing & Factoring shall limit the financing of all the credit issued to each Buyer and assigned by ALBEA E-Pass scope Companies and ALBEA non-E-Pass scope Companies, to a maximum of 30% of the overall amount outstanding assigned by these Companies.

Unapproved debts shall be financed under this contract, without this implying any warranty for such debts.

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2)      The following mandate is in place for financing via electronic debts:

MANDATE

Between

The Client

Hereinafter referred to as the Principal

And

Crédit Agricole Leasing & Factoring,

Hereinafter referred to as the Representative

The Principal is bound to the Representative under a factoring contract.

Under this factoring contract, the Representative is required to finance the amount of invoices assigned by the contracted subrogation, by deduction from the available balance of a current account opened with it by the Principal. The Representative may underwrite the settlement of this financing on request by the Principal for promissory notes in its name.

For this purpose, the Principal hereby grants the Representative the mandate to:

assign said debts, for and on its behalf, as provided by articles L.313-23 to L.313-35 of the French Monetary and Financial Code governing assignments of trade debts, and for this purpose, to sign any transfer deeds or notes and to designate all assigned debts. Insofar as the transfer deeds are signed by non-written means, using a signature with “Pp” marked beside it, the Principal hereby expressly discharges the Representative of all liability with regard to this non-handwritten signature.

to redeem, for and on its behalf, promissory notes underwritten solely under the factoring contract, at LCL (also referred to here as “the Bank”), by any means, including by means of electronic transmission, for discounting.

Once promissory notes have been redeemed and assigned for discounting by the Bank, any refusal by the Bank to discount them shall, automatically and without the need for any notification between the parties, result in full withdrawal of the redemption and assignment and issue of a credit transfer using the same bank account details, unless otherwise specified in advance by the Client, to replace the promissory note underwritten, once the Representative has been notified of the Bank’s refusal, in accordance with the relevant procedures.

The Principal authorises the Representative to provide the Bank with such financial information and terms and conditions of the factoring contract as are relevant to it.

In the event of technical problems preventing a debt from being issued electronically, the Representative shall make a credit transfer to replace the debt.

This mandate, which is granted in accordance with Article 1984 et seq. of the French Civil Code, shall be concluded for an indefinite period and may be revoked by either party at any time by registered letter with acknowledgement of receipt; such revocation shall take effect on receipt of this correspondence by the other party, and any transaction already underway, i.e. any debt assignment slip already completed, signed and dated by the Bank when the revocation is received, shall be fully executed.

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Article 11 - Reporting and communication

Under this Contract,

a)      The Clients undertake to install IT connections that comply with the technical requirements contained in the specification, so as to be able to submit the following files to Crédit Agricole Leasing & Factoring:

•                  The Debtors file

•                  The file of outstanding entries and entries not yet due.

Initial invoices shall be submitted after computer testing has been validated in accordance with Crédit Agricole Leasing & Factoring’s specifications and subject to computerised data exchange being compliant.

If for any reason whatsoever, Crédit Agricole Leasing & Factoring is unable to use remote transmission, it is incumbent upon the Client to resend the computer data, after having made the necessary adjustments.

The cost of retransmission shall be borne solely by the Client if the fault is attributable to the Client.

Crédit Agricole Leasing & Factoring cannot be held responsible for delays in financing invoices as a result of operating delays.

The parties may agree on an alternative method of transmitting the invoices. In this case, the new transmission arrangements shall be specified in a rider and the factoring fee may be revised depending on the mode of transmission.

b)       At each transfer, the Clients undertake to submit to Crédit Agricole Leasing & Factoring:

•            New outstanding amount transferred as of the Transfer date

•            Drafts received and remitted for collection from the following Collection Accounts:

Albéa Le Tréport SAS

•        EUR Account: 30002 04865 0000070345J 83

Albéa Tubes France SAS

•        EUR Account: 30002 04865 0000070341N 94

Albéa Beauty Solutions Europe SAS

•        EUR Account: 30002 04865 0000070339L 63

•        USD Account: 30002 04865 0000070340Z 15

Société Française de Galvanoplastie SAS

•        EUR Account: 30002 04865 0000070343Q 25

Albéa Simandre SASU

•        EUR Account: 30002 04865 0000070344R 89

Albéa Lacrost SAS

•        EUR Account: 30002 04865 0000070346 K 50

Albéa Poland sp zoo

•        EUR Account: Swift DEUTPLPXXXX / IBAN PL89188000090000001150616001

•        PLN Account: Swift DEUTPLPXXXX / IBAN PLI9188000090000001150616000

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Albéa Warsaw sp zoo

•        EUR Account: Swift DEUTPLPXXXX / IBAN PL35188000090000001150616003

•        PLN Account: Swift DEUTPLPXXXX / IBAN PL62188000090000001150616002

Albéa HPC sp zoo

•        EUR Account: Swift DEUTPLPXXXX / IBAN PL78188000090000001150616005

•        PLN Account: Swift DEUTPLPXXXX / IBAN PL08188000090000001150616004

Albéa Tubes Italy Spa

•        EUR Account: Swift DEUTITMMILL / IBAN IT70Z03104016004608204DCEUR

Albéa Cosmetics Italy Spa

•        EUR Account: Swift DEUTITMMILL / IBAN IT42D03104016004608205DCEUR

Albéa Deutschland GmbH

•        EUR Account: Swift DEUTDEFFXXX / IBAN DE66 5007 0010 0175 0090 10

Albéa UK Ltd

•        EUR Account: Swift DEUTGB2LXXX / IBAN GB59DEUT40508129404214

•        GBP Account: Swift DEUTGB2LXXX / IBAN GB32DEUT40508129404215

Albéa Alkmaar BV

•        EUR Account: Swift DEUTNL2A / IBAN NL17DEUT0265199441

•              Miscellaneous adjustments (debits and credits) recorded between two Debt transfers

•              Amount of invoices and Credit Notes Remitted between two Debt transfers

c)       The Clients undertake to keep Crédit Agricole Leasing & Factoring informed, on request, via any means, and particularly by reporting any old debt on the part of their Suppliers, of the existence of any sub-contracts relating to the invoices assigned by subrogation to Crédit Agricole Leasing & Factoring, which reserves the right to conduct an audit visit at its own convenience.

Article 12 - Special Collection Account (Compte d’Encaissement Spécifique -CES) for French legal entities

12.1     - Name of the special collection account (hereinafter referred to as “CES”)

Crédit Agricole Leasing & Factoring asks the Bank to open an account named:

CES - ALBÉA TUBES FRANCE SAS
Account no. 30002 04865 0000070341N 94

CES - ALBEA LE TREPORT SAS
Account no. 30002 04865 0000070345J 83

CES in EUR - ALBEA BEAUTY SOLUTIONS EUROPE SAS
Account no. 30002 04865 0000070339L 63

CES in USD - ALBEA BEAUTY SOLUTIONS EUROPE SAS
Account no. 30002 04865 0000070340Z 15

CES - SOCIÉTÉ FRANÇAISE DE GALVANOPLASTIE SAS
Account no. 30002 04865 0000070343Q 25

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CES - ALBEA SIMANDRE SASU
Account no. 30002 04865 0000070344R 89

CES - ALBEA LACROST SAS
Account no. 30002 04865 0000070346K 50

These accounts have been opened at CREDIT LYONNAIS Direction des Grandes Entreprises [Large Business Department] LCL DGE branch (no. 04865),

Located at 19 boulevard des Italiens, 75002 Paris, France, hereinafter referred to as the “Bank”.

These accounts are to be used for transactions connected to the factoring contract agreed between Crédit Agricole Leasing & Factoring and its Clients. The accounts are used to collect all types of payment with the exception of cash payments.

In connection with the opening of the aforementioned accounts and its name, each Client authorises Crédit Agricole Leasing & Factoring to use any distinguishing marks pertaining to its company, including its corporate name, its trade name, and any trademarks, in case of any similarity between the latter and the elements mentioned above.

12.2    - Terms and conditions for opening and using Special Collection Accounts (CES)

Crédit Agricole Leasing & Factoring and its Clients expressly agree that these accounts shall be used exclusively by Clients to collect the methods of payment received from their Buyers, with the exception of cash, in respect of the debts transferred to Crédit Agricole Leasing & Factoring by virtue of the contracted subrogation, and for their disbursements by order and to the exclusive benefit of Crédit Agricole Leasing & Factoring. Moreover, no payment methods (such as chequebooks, credit cards, etc.) will be issued in relation to these accounts and they may only operate under the conditions stipulated in this article.

Consequently, under the mandate assigned to them, Clients may not, under any circumstances, use these accounts for debit transactions.

The Bank receives and credits to these accounts all means of payment, with the exception of cash, such as:

•                  cheques

•                  bills of exchange for which each Client is the beneficiary

•                  bank transfers in favour of Clients.

The Bank also receives means of payments from foreign countries, with the exception of cash, such as:

•                  repatriations (foreign payment orders domiciled at the Bank)

•                  collection of cheques payable overseas

•                  collection of effects payable overseas.

More generally, under the scope of the management and collection mandate granted by Crédit Agricole Leasing & Factoring, each Client is entitled to carry out all credit transactions on these accounts, subject to strict compliance with the scope of the aforementioned delegation of powers.

By virtue of this delegation, Crédit Agricole Leasing & Factoring allows each Client to have read-only access to this account, through its LCL Entreprises contract.

This type of access allows Clients to view their account statements and the status of their factoring portfolio.

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Crédit Agricole Leasing & Factoring authorises the use of an on-line connection via electronic banking processes, to allow each Client to upload LCR files for collection to this account, and to download statements from the same account.

Crédit Agricole Leasing & Factoring and its Clients shall refrain from using this account to grant loans, advances, or to arrange credit or overdrafts.

12.3        - Obligations of the parties

It is understood that all the transactions described above shall jointly and severally bind Crédit Agricole Leasing & Factoring and its Clients, in their capacity as representatives, in respect of the Bank.

Crédit Agricole Leasing & Factoring and its Clients also declare that they provide joint guarantees to the bank for all debits resulting from the use of the aforesaid collection accounts. In such cases, hedging will be set up to protect the debit balance vis-à-vis the Bank.

In any event, commissions and/or fees of any kind whatsoever that may be incurred as a result of this account shall be exclusively borne by the Clients and debited from the following Company current accounts:

Albéa Le Tréport no. 30002 05659 0000459901M 72.

The Albéa Tréport Client agrees to maintain the current account referred to above in the books of the Bank throughout the term of this factoring contract, and duly authorises the Bank to deduct all operating expenses related to the collection accounts from its current accounts.

As the other Clients do not have any Company current accounts with the Bank, any commissions and/ or fees will be charged by Crédit Agricole Leasing & Factoring to these Clients and debited from the current accounts that these Clients hold on the books of Crédit Agricole Leasing & Factoring.

Article 13 - Guarantees

a)            Transfer of the Escrow Account for Albéa Cosmetics Italy Spa and Albéa Tubes Italy Spa to Crédit Agricole Leasing & Factoring pursuant to the terms and conditions set out in the agreements and deeds of assignment of trade debts:

A copy of the minutes of the General Meeting/of the Board of Directors/of the Supervisory Board/ of the Decision of the Sole Shareholder or shareholders, or, as appropriate, the Clients having endorsed this guarantee must be sent to Crédit Agricole Leasing & Factoring within four months after the first assignment of debts.

After this period, the Client must also have delivered to Crédit Agricole Leasing & Factoring the deeds of assignment of trade debts from the Clients’ escrow account in favour of Crédit Agricole Leasing & Factoring and the signed trade debt assignment agreements.

b)            Book debt debenture for the Client Albéa UK Ltd.

A copy of the minutes of the meeting of the Board of Albéa UK Ltd having endorsed this guarantee must be sent to Crédit Agricole Leasing & Factoring within three months after the first assignment of debts.

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After this period, the Client must also have delivered to Crédit Agricole Leasing & Factoring the book debt debenture in favour of Crédit Agricole Leasing & Factoring.

Article 14 - List of documents to be supplied for each Client

On the date that this deed is signed, Clients must have delivered the following documents to Crédit Agricole Leasing & Factoring:

•              An extract from the Trade Register (such as a Kbis business registration or equivalent) less than three months old

•              An original copy of the Client’s bank details

•              A copy of ID documents for the CEO and directors

•              Any document allowing Crédit Agricole Leasing & Factoring to formally identify the actual beneficiaries according to the meaning of the current laws in force

•              The list, less than 60 days old, of the approvals issued by credit-insurance companies

•              An accounting scheme for the Client relating to factoring transactions

•              The current collection procedure

•              The establishment of computer connections and validation that the computerised exchanges of data referred to in the article entitled “Reporting and Communication” herein are compliant

•              Side letter duly signed by the Clients.

Clients must have delivered the following documents to Crédit Agricole Leasing & Factoring no later than the time that the first debts are assigned:

•              An authorised copy of the updated articles of association.

Moreover, Clients must have delivered the following documents to Crédit Agricole Leasing & Factoring within one month following the first assignment of debts:

•              An authorised copy of the original General and Special Terms and Conditions and any amendments to the credit insurance policies, along with any amendments to the proxies established in favour of Crédit Agricole Leasing & Factoring

And, within a period of three months following the first assignment of debts:

•              The minutes of the General Meeting/the meeting of the Board of Directors/the Supervisory Board, or equivalent for the following companies: Albéa le Tréport SAS, Albéa Tubes France SAS, Albéa Beauty Solutions Europe SAS, Albéa Simandre SASU, Albéa Deutschland GmbH, Société Française de Galvanoplastie SAS, Albéa Lacrost SAS, Albéa Poland sp zoo, Albéa Warsaw sp zoo, Albéa HPC sp zoo, Albéa UK Ltd et Albéa Alkmaar BV, validating their joint and several liability by virtue of the Contract.

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APPENDIX 4

GENERAL TERMS AND CONDITIONS FOR USING EOL

Crédit Agricole Leasing & Factoring offers Clients or, as appropriate, the CMI, the option to use EOL over the internet via fixed IT equipment or mobile telecommunications technology. The following conditions apply to the use of EOL, in addition to those stipulated in the contract and in the General Conditions of Use stated on the websites.

1.             Scope of the agreement

EOL shall allow Clients or, as appropriate, the CMI, to view their accounts as held by Crédit Agricole Leasing & Factoring and to request information online. The information available will show the status of the accounts on the last statement date. All updates occur overnight and at weekends. Clients and, as appropriate, the CMI, are expressly informed that the data available is supplied for information purposes only and shall never imply acceptance of the balances by Crédit Agricole Leasing & Factoring.

2.             Access to EOL and user rights

a)             Clients and, as appropriate, the CMI, shall be granted password-protected access; any remote transfer of data requires a combination of the access data (profile) and the password allocated to the Clients or, as appropriate, the CMI. At Clients’ or, as appropriate, the CMI’s request, a number of profiles may be supplied, with different user rights. Clients or, as appropriate, the CMI, must keep their access data and password confidential and prevent any misuse by third parties; in addition, they must guarantee that employee users within their companies also comply with this requirement. If Clients or, as appropriate, the CMI, become aware of any misuse of the access data or password, they must inform Crédit Agricole Leasing & Factoring immediately. In cases of misuse, Crédit Agricole Leasing & Factoring is entitled to block access to EOL. Clients or, as appropriate, the CMI, shall be responsible for any misuse resulting from their actions.

b)             Subject to this contract and in accordance with the conditions herein, Clients or, as appropriate, the CMI will be given ordinary user rights to EOL, limited to the term of the contract and non-transferable to third parties. The data requested may only be used by Clients or, as appropriate, the CMI, for their own requirements. In particular, neither Clients nor the CMI shall be entitled to collect, reproduce, copy to other data carriers or store on any extraction systems any elements of the database or any computer programs connected with the database for the purpose of external use by third parties.

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3.                 Obligations of Clients or, as appropriate, of the CMI

Clients or, as appropriate, the CMI, are obliged to supply the technical facilities required for accessing EOL at their premises, including the equipment used and the operating system software, as well as Internet access and an up-to-date browser. Crédit Agricole Leasing & Factoring will inform the Client or, as appropriate, the CMI, when requested, of which browser to use. Online access shall be installed at Clients’ or, as appropriate, the CMI’s request and expense. They will pay the cost of maintenance for the terminal and any telecommunications charges. In case of an upgrade by Crédit Agricole Leasing & Factoring to the software platforms or to any other component of another technical system, Clients or, as appropriate, the CMI will be required to apply the necessary upgrade to the software or equipment they use, in accordance with the information provided by Crédit Agricole Leasing & Factoring. Clients or, as appropriate, the CMI will be required to use up-to-date protection software to protect their systems from computer viruses. Crédit Agricole Leasing & Factoring shall not be held liable for any damage caused by a virus that could have been prevented by the use of such software.

4.              Modification and discontinuation rights

Crédit Agricole Leasing & Factoring is entitled to modify, adapt or limit the scope of the data supplied via EOL. In addition, Crédit Agricole Leasing & Factoring reserves the right to discontinue EOL at any time.

5.              Copyright

EOL is a Crédit Agricole Leasing & Factoring database protected under copyright law. All computer programs associated with it are also subject to this protection. Crédit Agricole Leasing & Factoring may also rely on rights in connection with all other elements of EOL, including user rights and copyright attached to the contents and documents contained therein.

6.              Liability

Crédit Agricole Leasing & Factoring will select and maintain its data with care. Crédit Agricole Leasing & Factoring shall not be held liable for the accuracy and integrity of any content. The availability of the database may be temporarily restricted for technical reasons, such as necessary maintenance.

In addition, Crédit Agricole Leasing & Factoring shall not incur any liability for any disruption to the mobile internet service due to a fault affecting the operation of the telecommunications networks and, more generally, if the Client is unable to connect to the mobile website offered by Crédit Agricole Leasing & Factoring due to the inadequacy of its equipment or mobile phone contract, as stipulated in the terms and conditions available on the mobile website.

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